Exhibit 10.27

CREDIT AGREEMENT

Dated as of April 23, 2003

among

SONIC CORP.
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent and L/C Issuer,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,
AS
SOLE LEAD ARRANGER AND SOLE BOOK MANAGER

i

5.08	Ownership of Property; Liens	47
5.09	Environmental Matters	47
5.10	Insurance	47
5.11	Taxes	47
5.12	ERISA Compliance	48
5.13	Subsidiaries; Affiliates	48
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act	49
5.15	Disclosure	49
5.16	Compliance with Laws	49
5.17	Intellectual Property; Licenses, Etc	50
5.18	Businesses	50
5.19	Common Enterprise	50
5.20	Solvent	50

ARTICLE VI.	AFFIRMATIVE COVENANTS

6.01	Financial Statements	50
6.02	Certificates; Other Information	51
6.03	Notices	52
6.04	Payment of Obligations	53
6.05	Preservation of Existence, Etc	53
6.06	Maintenance of Properties	53
6.07	Maintenance of Insurance	54
6.08	Compliance with Laws	54
6.09	Books and Records	54
6.10	Inspection Rights	54
6.11	Use of Proceeds	54
6.12	Further Assurances	54

ARTICLE VII.	NEGATIVE COVENANTS

7.01	Liens	55
7.02	Investments	56
7.03	Indebtedness	56
7.04	Merger, Consolidation, Etc	57
7.05	Dispositions	57
7.06	Restricted Payments	58
7.07	Change in Nature of Business	58
7.08	Transactions with Affiliates	58
7.09	Burdensome Agreements	58
7.10	Use of Proceeds	58
7.11	Financial Covenants	59
7.12	Environmental Protection	59
7.13	Fiscal Year and Accounting Methods	59
7.14	Amendment and Waivers in respect of Senior Notes	59
7.15	Sale and Leaseback	60

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	60
8.02	Remedies Upon Event of Default	62
8.03	Application of Funds	62

ARTICLE IX.	ADMINISTRATIVE AGENT

9.01	Appointment and Authorization of Administrative Agent	63
9.02	Delegation of Duties	64
9.03	Liability of Administrative Agent	64
9.04	Reliance by Administrative Agent	65
9.05	Notice of Default	65
9.06	Credit Decision; Disclosure of Information by Administrative Agent	65
9.07	Indemnification of Administrative Agent	66
9.08	Administrative Agent in its Individual Capacity	67
9.09	Successor Administrative Agent	67
9.10	Administrative Agent May File Proofs of Claim	68
9.11	Collateral and Guaranty Matters	68

ARTICLE X.	MISCELLANEOUS

10.01	Amendments, Etc	69
10.02	Notices and Other Communications; Facsimile Copies	70
10.03	No Waiver; Cumulative Remedies	71
10.04	Attorney Costs, Expenses and Taxes	71
10.05	Indemnification by the Borrower	72
10.06	Payments Set Aside	73
10.07	Successors and Assigns	73
10.08	Confidentiality	76
10.09	Set-off	77
10.10	Interest Rate Limitation	77
10.11	Counterparts	78
10.12	Integration	78
10.13	Survival of Representations and Warranties	78
10.14	Severability	78
10.15	Tax Forms	78
10.16	Replacement of Lenders	81
10.17	Construction	81
10.18	Independence of Covenants	81
10.19	Governing Law	81
10.20	Waiver of Right to Trial by Jury	82
10.21	Entire Agreement	82

SIGNATURES		S-1

SCHEDULES

1.01(a)	Borrower's Investment Policy
1.01(b)	Existing Letter of Credit
2.01	Commitments and Pro Rata Shares
5.06	Existing Litigation
5.09	Environmental Matters
5.13	Subsidiaries; Affiliates
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS
Form of

A	Loan Notice
B	Note
C	Assignment and Assumption
D	Compliance Certificate
E	Corporate Guaranty
F	Opinion Matters
G	Partnership Guaranty
H	LLC Guaranty

CREDIT AGREEMENT

        This CREDIT AGREEMENT (“Agreement”) is entered into as of April 23, 2003, among Sonic Corp., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

        The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

        1.01   Defined Terms.   As used in this Agreement, the following terms shall have the meanings set forth below:

        “Acquisition” means the acquisition by any Person of (a) a majority of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

        “Acquisition Consideration” means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including Capital Stock) or services given, plus (b) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by the Borrower or any of its Subsidiaries.

        “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

        “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

        “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the Voting Stock of such Person.

        “Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        “Aggregate Commitments” has the meaning specified in the definition of “Commitment.”

        “Agreement” means this Credit Agreement.

        “Amended and Restated Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of August 10, 2001, originally among the holders of the Senior Notes and the lenders under the Existing Loan Agreement.

        “Annual Business Plan” has the meaning specified in Section 6.02(d).

        “Applicable Law” means (a) in respect of any Person, all provisions of Laws applicable to such Person, and all orders and decrees of all courts and determinations of arbitrators applicable to such Person and (b) in respect of contracts made or performed in the State of Oklahoma, “Applicable Law” shall also mean the laws of the United States of America, including, without limitation the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Oklahoma.

        “Applicable Rate” means the following percentages per annum:

Pricing Level	Leverage Ratio	Commitment Fee	Eurodollar Rate Letters of Credit
1	Less than 0.50 to 1	0.125	0.750
2	Greater than or equal to 0.50 to 1 but	0.200	1.000
	less than 1.00 to 1
3	Greater than or equal to 1.00 to 1 but	0.200	1.250
	less than 1.50 to 1
4	Greater than or equal to 1.50 to 1 but	0.250	1.500
	less than 2.00 to 1
5	Greater than or equal to 2.00 to 1	0.250	1.750

        Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date such Compliance Certificate is actually delivered to the Administrative Agent. Notwithstanding the foregoing, the Applicable Rate in effect from and after the Closing Date through and including the date the first Compliance Certificate is delivered pursuant to Section 6.02(a) after the Closing Date shall be Pricing Level 3.

        “Approved Fund” has the meaning specified in Section 10.07(g).

        “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

        “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit C.

        “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

        “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

        “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended August 31, 2002, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

        “Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

        “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c)  the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 or pursuant to any other term or provision of this Agreement or any other Loan Document.

        “Bank of America” means Bank of America, N.A. and its successors.

        “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        “Base Rate Loan” means a Loan that bears interest based on the Base Rate.

        “Borrower” has the meaning specified in the introductory paragraph hereto.

        “Borrower’ Investment Policy” means that certain Working Capital Investment Policy of the Borrower in effect as of [April 27, 1999], as set forth on Schedule 1.01(a).

        “Borrowing” means a borrowing by the Borrower consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

        “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

        “Capital Lease” means, as of any date, any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

        “Capital Stock” means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any warrants or options to purchase or otherwise acquire any such equity interests.

        “Cash Collateralize” has the meaning specified in Section 2.02(g).

        “Change of Control” means, with respect to the Borrower, an event or series of events by which:

    (a)        any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the Voting Stock of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

    (b)        during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

    (c)        any merger or consolidation of the Borrower with or into any Person, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially al of the assets of the Borrower, in one transaction or a series of transactions.

        “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

        “Code” means the Internal Revenue Code of 1986.

        “Collateral” means any cash collateral provided to the Administrative Agent pursuant to Section 2.03(g).

        “Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be reduced, increased or adjusted from time to time in accordance with this Agreement (collectively, the “Aggregate Commitments”).

        “Commitment Fee” has the meaning specified in Section 2.08(a).

        “Compensation Period” has the meaning specified in Section 2.11(c)(ii).

        “Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto, or in such other form acceptable to the Administrative Agent.

        “Contractual Obligation” means, as to any Person, any material obligation of such Person under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        “Control” has the meaning specified in the definition of “Affiliate.”

        “Corporate Guarantor” means each Subsidiary of the Borrower which is a corporation or a business trust and that executes a Corporate Guaranty.

        “Corporate Guaranty” means the Corporate Guaranty made by the Corporate Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E.

        “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

        “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        “Default Rate” means an interest rate equal to the lesser of (a) the Highest Lawful Rate and (b) the sum of (i) the Base Rate plus (ii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by Applicable Laws and not in any event to exceed the Highest Lawful Rate.

        “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including without limitation any Capital Stock and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        “Dividends”, in respect of any Person, means (a) cash dividends or any other distributions of property, or otherwise, on, or in respect of, any class of Capital Stock of such Person (other than dividends or other distributions payable solely in Capital Stock of such Person or options, warrants or other rights to purchase capital stock of such Person), and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such Capital Stock (specifically including, without limitation, a Treasury Stock Purchase).

        “Dollar” and “$” mean lawful money of the United States.

        “EBIT” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Net Income for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Expense for such period, (ii) federal, state, local and foreign income taxes payable for such period, and (iii) losses from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items, and minus (b) to the extent added in calculating such Net Income, gains from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items.

        “EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to EBIT for such period, plus, to the extent deducted in calculating Net Income for such period, depreciation, amortization and other non-cash items for such period.

        “Eligible Assignee” has the meaning specified in Section 10.07(g).

        “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        “ERISA” means the Employee Retirement Income Security Act of 1974.

        “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

        “Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan (rounded upwards, as necessary, to the nearest 1/100th of 1%):

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Telerate Page 3750 (or any successor thereto)

that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

    (b)        if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

    (c)        if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

        “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

        “Event of Default” has the meaning specified in Section 8.01.

        “Existing Letter of Credit” means that Letter of Credit set forth on Schedule 1.01(b).

        “Existing Loan Agreement” means that certain Loan Agreement, dated as of July 12, 1995, among the Borrower, the banks or other lending institutions party thereto and Bank of America, as agent thereunder, as amended, modified or supplemented from time to time prior to the Closing Date.

        “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        “Fee Letter” means the letter agreement, dated April 1, 2003 among the Borrower, the Administrative Agent and the Arranger, and any other fee letter entered into from time to time among the Administrative Agent, the Borrower and the Arranger, or any of them.

        “Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) EBIT plus (ii) non-capitalized lease obligations, in each case for the period of four consecutive fiscal quarters ending on such date to (b) the sum of (i) Interest Expense, plus (ii) non-capitalized lease obligations, in each case for the period of four consecutive fiscal quarters ending on such date.

        “Foreign Lender” has the meaning specified in Section 10.15(a)(i).

        “FRB” means the Board of Governors of the Federal Reserve System of the United States.

        “Fund” has the meaning specified in Section 10.07(g).

        “Funded Debt” means, as to the Borrower and its Subsidiaries at a particular time, all of the following (without duplication):

(a) obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations;

(c) any direct or contingent obligations arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

    (d)        all obligations to pay the deferred purchase price of property or services, including all Seller Financing (other than trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse; and

(e) any Receivables Facility Attributed Indebtedness.

        “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

        “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        “Guaranties” means, collectively, (a) the Corporate Guaranty, (b) the LLC Guaranty, and (c) the Partnership Guaranty.

        “Guarantors” means, collectively, (a) the Corporate Guarantors, (b) the LLC Guarantors, and (c) the Partnership Guarantors.

        “Guaranty Obligation” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

        “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

        “Highest Lawful Rate” means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

        “Honor Date” has the meaning specified in Section 2.03(c)(i).

        “ICC” has the meaning specified in Section 2.03(h).

        “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services, including all Seller Financing (other than trade accounts payable in the ordinary course of business)

    (e)        indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations;

(g) Off-Balance Sheet Liabilities;

(h) obligations in respect of Redeemable Stock of such Person;

(i) any Receivables Facility Attributed Indebtedness;

(j) any “withdrawal liability” of such Person as such term is defined under Part I of Subtitle E of Title IV of ERISA; and

(k) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

        “Indemnified Liabilities” has the meaning set forth in Section 10.05.

        “Indemnitees” has the meaning set forth in Section 10.05.

        “Information” has the meaning set forth in Section 10.08.

        “Interest Expense” means, with respect to any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases), of the Borrower and Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, amortization of discount, but excluding, however, interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in conformity with GAAP.

        “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

        “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

    (i)        any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

    (ii)        any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

        “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guaranty Obligation or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) without duplication, an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        “IP Rights” has the meaning set forth in Section 5.17.

        “IRS” means the United States Internal Revenue Service.

        “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any

Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

        “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

        “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

        “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

        “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

        “Lending Office” means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        “Letter of Credit” means any letter of credit issued hereunder, and shall include the Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

        “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

        “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

        “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $2,000,000 and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

        “Leverage Ratio” means, as of any date of determination, the ratio of (a) Funded Debt of the Borrower and its Subsidiaries on such date to (b) EBITDA for the period of the four fiscal quarters most recently ended.

        “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

        “LLC Guarantor” means each Subsidiary of the Borrower which is a limited liability company and that executes a LLC Guaranty.

        “LLC Guaranty” means the LLC Guaranty made by the LLC Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit H.

        “LLCs” means Subsidiaries that are limited liability companies.

        “Loan” has the meaning specified in Section 2.01.

        “Loan Documents” means this Agreement, the Notes, the Fee Letter, any Swap Contract entered into with any Lender or any Affiliate of any Lender, each Guaranty, each Request for Credit Extension, each Compliance Certificate, and any other agreement executed, delivered or performable by any Loan Party in connection herewith or as security for the Obligations.

        “Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, or in any other form acceptable to the Administrative Agent.

        “Loan Parties” means, collectively, the Borrower and each Guarantor.

        “Material Adverse Effect” means any of the following events: (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) an impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) an Event of Default.

        “Material Subsidiary” means any Subsidiary (a) whose total assets, as of the last day of the immediately preceding fiscal quarter, are equal to or greater than five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP or (b) whose total net income for the period of the immediately preceding four fiscal quarters is equal to or greater than five percent (5%) of consolidated net income of the Borrower and its Subsidiaries for such period determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Borrower and its Subsidiaries.

        “Maturity Date” means the earliest of (a) July 12, 2006, (b) such earlier date that (i) the Obligations become due and payable pursuant to this Agreement (whether by acceleration, prepayment in full, scheduled reduction or otherwise) or (ii) there shall exist an Event of Default under Section 8.1(f).

        “Maximum Amount” means the maximum amount of interest which, under Applicable Law, a Lender is permitted to charge on the Obligations.

        “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

        “Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (whether positive or negative), determined in accordance with GAAP, for that period.

        “Net Proceeds” from any issuance, sale or other disposition of any Capital Stock (or any securities convertible or exchangeable for any such Capital Stock, or any rights, warrants, or options to subscribe for or purchase any such Capital Stock) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) legal fees and other expenses payable by the issuer in connection with such issuance, sale or other disposition.

        “Net Worth” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

        “Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

        “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

        “Obligations” means all debts, liabilities and obligations of any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and shall also include all fees, expenses and other amounts owing to any Lender pursuant to cash management, depository accounts (including chargebacks) or similar agreements. Without limiting the generality of the foregoing, “Obligations” includes all amounts which would be owed by any Loan Party or any other Person (other than Administrative Agent or Lenders) to Administrative Agent, Lenders or any Affiliate of a Lender under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of any other Loan Party or any other Person under any Debtor Relief Law).

        “Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

        “Operating Lease” means any lease of real or personal property that is not a Capital Lease.

        “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

        “Other Taxes” has the meaning set forth in Section 3.01(b).

        “Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        “Participant” has the meaning specified in Section 10.07(d).

        “Partnership Guarantor” means each Subsidiary of the Borrower which is a partnership and that executes a Partnership Guaranty.

        “Partnership Guaranty” means the Partnership Guaranty made by the Partnership Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit G.

        “Partnerships” means Subsidiaries that are partnerships.

        “PBGC” means the Pension Benefit Guaranty Corporation.

        “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

        “Permitted Liens” means those Liens permitted by Section 7.01.

        “Permitted Loans” means (a) loans by the Borrower or any Guarantor to any Guarantor, (b) loans by the Borrower or any Guarantor to any partners of the Partnerships, any franchisees of Sonic Industries, Inc., any advertising cooperatives in which the Borrower or its franchisees are members, or any other Person (other than any Guarantor), in an aggregate amount not to exceed $20,000,000 at any time outstanding, and (c) loans by any Guarantor to the Borrower or any other Guarantor.

        “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

        “Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the sum of the Commitment of such Lender at such time and the denominator of which is the sum of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in any amendment of this Agreement, as applicable.

        “Quarterly Date” means the last Business Day of each March, June, September and December during the term of this Agreement.

        “Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction other than a purchase.

        “Redeemable Stock” means any Capital Stock of the Borrower or any of its Subsidiaries which prior to July 31, 2006 is (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness of the Borrower or any Subsidiary of the Borrower.

        “Register” has the meaning set forth in Section 10.07(c).

        “Release Date” means the date all Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding.

        “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        “Request for Credit Extension” means (a) with respect to a Borrowing or a conversion or continuation of a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

        “Required Lenders” means, as of any date of determination, Lenders having at least 66-2/3% of the Aggregate Commitment or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that (i) the Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and (ii) Required Lenders shall never mean less than two Lenders.

        “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        “Restricted Payment” means (a) any Dividend and (b) any prepayment of principal, interest, premium or penalty of or in respect of the Senior Notes or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any of the Senior Notes.

        “S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or any successor rating agency.

        “Sale and Leaseback Transaction” means any transaction providing for the leasing to Borrower or any of its Subsidiaries of any property which has been or is to be sold or transferred by Borrower or any of its Subsidiaries to such Person or to any Person in exchange for funds which have been or are to be advanced by such Person on the security of such property.

        “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        “Seller Financing” means any Indebtedness of the Borrower or any Subsidiary incurred in connection with the purchase or acquisition of, and representing the price of, all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person.

        “Senior Notes” means, collectively, (a) $30,000,000 6.759% Senior Notes of the Borrower, Series B, due April 1, 2005, (b) $5,000,000 6.58% Senior Notes of the Borrower, Series A, due August 10, 2008, and (c) $25,000,000 6.87% Senior Notes of the Borrower, Series B, due August 10, 2011.

        “Solvent” means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

        “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

        “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

        “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

        “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        “Taxes” has the meaning set forth in Section 3.01(a).

        “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

        “Treasury Stock Purchase” means any purchase, redemption, retirement, defeasance or other acquisition (including any sinking fund or similar deposit for such purpose) by the Borrower or any Subsidiary of its Capital Stock or any warrants, rights or options to acquire such Capital Stock.

        “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

        “UCC” means the Uniform Commercial Code of Oklahoma or, where applicable to specific collateral, any other relevant state.

        “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        “United States” and “U.S.” mean the United States of America.

        “Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

        “Voting Stock” of any Person means Capital Stock of any class or classes having ordinary voting power for the election of at least a majority of the members of the board of directors, managing general partners or the equivalent governing body of such Person, irrespective of whether, at the time, Capital Stock of any other class or classes or such entity shall have or might have voting power by reason of the happening of any contingency.

        1.02  Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

    (b)       (i)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including”is by way of example and not limitation.

                 (iv)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

    (c)        In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03   Accounting Terms.

        (a)       Accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        (b)       If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        (c)      For purposes of computing the Leverage Ratio (and any financial calculations required to be made or included within the Leverage Ratio) as of the end of any fiscal quarter of a fiscal year, all components of the Leverage Ratio for the four fiscal quarter period ending at the end of such fiscal quarter shall include, without duplication, such components of the Leverage Ratio attributable to any business or assets that have been acquired by the Borrower or any of its Subsidiaries after the first day of such four fiscal quarter period and prior to the end of such period and shall exclude, without duplication, such components of the Leverage Ratio attributable to any business or assets Disposed of by the Borrower or any of its Subsidiaries after the first day of such four fiscal quarter period and prior to the end of such period, as determined in good faith by the Borrower on a pro forma basis for such period as if such acquisition or Disposition had occurred on the first day of such period.

        1.04  Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05  References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

        1.06  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to central time (daylight or standard, as applicable).

        1.07  Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE II.
THE COMMITMENT AND CREDIT EXTENSIONS

        2.01  Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans (each such loan, a “Loan”) to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate

Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.02  Borrowings, Conversions and Continuations of Loans.

        (a)      Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written), shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (b)      Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

        (c)     Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

        (d)     The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e)     After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight Interest Periods in effect with respect to all Loans.

        2.03  Letters of Credit.

        (a)     The Letter of Credit Commitment.

        (i)       Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or certain Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and Loans would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

          (A)        any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

          (B)        subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(E) such Letter of Credit is to be denominated in a currency other than Dollars.

        (iii)        The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

        (b)     Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

        (i)       Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

        (ii)        Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

       (iii)         If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the

L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

        (c)     Drawings and Reimbursements; Funding of Participations.

        (i)        Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

        (ii)        Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i)make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

        (iii)        With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of

Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

        (v)        Each Lender’s obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

        (vi)        If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

        (d)     Repayment of Participations.

        (i)        At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

        (ii)        If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        (e)      Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

        (ii)        the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

        (iii)        any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

        (iv)        any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

        (v)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

        The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f)      Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the

L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.02(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g)      Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

        (h)      Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law &Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits,

as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

        (i)      Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (j)      Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account the individual customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

        (k)      Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.04  Voluntary Prepayments.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof (or, in each case if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

        2.05  Termination or Reduction of Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments or the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

        2.06  Repayment of Loans.  The Borrower shall repay to the Lenders, on the Maturity Date, the aggregate principal amount of Loans outstanding on such date.

        2.07  Interest.

        (a)     Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Base Rate.

        (b)     If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        (d)     If the amount of interest payable in respect of any interest computation period is reduced to the Highest Lawful Rate and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced pursuant to this sentence.

        2.08  Fees.  In addition to certain fees described in subsections (i) and (j) of Section 2.03:

        (a)     Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee (“Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each Quarterly Date, commencing with the first Quarterly Date to occur after the Closing Date, and on the Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (b)     Other Fees.

        (i)        The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        (ii)        The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        2.09  Computation of Interest and Fees.  Subject to Section 10.10, all computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

        2.10  Evidence of Debt.

        (a)      The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

        (b)     In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

        2.11  Payments Generally.

        (a)     All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. The Borrower authorizes the Administrative Agent to charge the account of the Borrower maintained with Bank of America for each payment of principal, interest and fees as it becomes due hereunder.

        (b)     Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (c)     Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

        (ii)        if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

        (d)      If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (e)      The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

        (f)      Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.12  Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder)

thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s Pro Rata Share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01  Taxes.

        (a)     Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent, or such Lender, applicable lending office, branch or affiliate is organized or is located, or in which the principal executive office of the Administrative Agent or any Lender is located or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any present or former connection between the jurisdiction imposing such tax and the Administrative Agent or such Lender, applicable lending office, branch or affiliate other than a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligation under, or received payment under or enforced this Agreement and/or a Note (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

        (b)     In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

        (c)     If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed; provided, however, that any additional amount payable hereunder (or under any other Loan Document) by the Borrower in respect of Taxes or Other Taxes shall be reduced by (but not below zero) the amount of any “tax benefit” realized by the Administrative Agent or the relevant Lender as a result of the payment or accrual of the Taxes and/or Other Taxes that give rise to the obligation to pay such additional amount. For purposes of this Agreement, (x) the term “tax benefit” shall mean any reduction in the tax liability( including, without limitation, net income, franchise and/or branch profits tax liability) of the Administrative Agent or the relevant Lender, as the case may be, that results, whether by way of deduction, credit or refund, from the payment or accrual of such Taxes or Other Taxes by such parties and (y) any and all such “tax benefits” shall be deemed to have been realized by the relevant party in the taxable year in which such Taxes or Other Taxes are paid or accrued for the relevant tax purposes.

        (d)     The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor. Notwithstanding the foregoing, however, the Borrower shall not indemnify or be responsible to the Administrative Agent or a Lender for any claims of the Administrative Agent or any Lender under this Section 3.01 to the extent that a court having jurisdiction shall have determined by a final non-appealable judgment that any such claim shall have arisen out of or resulted from actions taken or actions omitted to be taken by the Administrative Agent or such Lender that constitute gross negligence or willful misconduct of the Administrative Agent or such Lender.

        (e)     If a Lender or the Administrative Agent, as the case may be, shall become aware that it is entitled to claim a refund in respect of Taxes or Other Taxes which have been paid by the Borrower, or which have been indemnified by the Borrower, or with respect to which the Borrower has paid an additional amount pursuant to this Section 3.01, it shall promptly notify the Borrower of the availability of such refund claim and shall, within thirty (30) days after receipt of a request by the Borrower, make a claim for such refund at the Borrower’s expense. If a Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes which have been paid or indemnified by the Borrower or with respect to which the Borrower has paid an additional amount pursuant to this Section 3.01, it shall within thirty (30) days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender or the Administrative Agent (as the case may be) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the applicable Lender or the Administrative Agent (as the case may be), agrees to repay the amount paid over to the Borrower (plus penalties, interest and other charges and any reasonable costs and expenses paid or payable by such Lender or the Administrative Agent (as the case may be) in connection therewith) to such Lender or the Administrative Agent (as the case may be) in the event such Lender or the Administrative Agent (as the case may be) is required to repay such refund to such Governmental Authority.

        (f)     Any Lender or the Administrative Agent claiming any additional amounts payable pursuant to this Section 3.01 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender or the Administrative Agent, be otherwise materially disadvantageous to such Lender or the Administrative Agent.

        3.02  Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03  Inability to Determine Rates. If the Required Lenders determine that (a) for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (b) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

        3.04  Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

        (a)     If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then such Lender may notify the Borrower (with a copy of such demand to the Administrative Agent) of such fact.

        (b)     If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then such Lender may notify the Borrower (with a copy of such demand to the Administrative Agent) of such fact.

        (c)     If notice is given to the Borrower pursuant to clauses (a) or (b) of this Section 3.04 by any Lender, to the extent that the costs of such condition, requirement or increased capital requirements are not reflected in the Base Rate or Eurodollar Rate, as the case may be, the Borrower and such Lender shall thereafter attempt to negotiate an adjustment to the compensation payable hereunder which will adequately compensate such Lender in light of these circumstances. If the Borrower and such Lender are unable to agree to such adjustment within forty-five (45) days of the day on which the Borrower receives such notice, then commencing on the effective date of any such change, the fees payable by the Borrower hereunder shall increase by an amount which will, in such Lender’s reasonable determination, provide adequate compensation. In the event that an such Lender increases the fees payable under this Agreement as a result of circumstances described in this Section 3.04, and the Borrower has not approved such increase, then the Borrower may prepay all of its Obligations to such Lender hereunder, in accordance with the provisions of Section 2.04, provided that the Borrower shall be required to pay any amounts due under this Section 3.04 which accrue through the date of payment and Section 3.05 as a result of such prepayment. In making any determinations contemplated by this Section 3.04, any Lender may make such reasonable estimates, assumptions, allocations and the like that such Lender in good faith determines to be appropriate, but the Lender’s selection thereof in accordance with this Section 3.04, and the determinations made by the Lender on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission. Each Lender shall (i) furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Section 3.04 and (ii) take any reasonable actions available to it consistent with its internal policy and legal and regulatory restriction (including the designation of a different Lending Office) that will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender.

        (d)     The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

        3.05  Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

        (a)        any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

        (b)       any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

excluding any loss of anticipated profits, but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

        For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. Such compensation may include, without limitation, an amount equal to the excess, if any of (a) the amount of interest which would have accrued on the amount so paid, prepaid or converted or not borrowed, converted or prepaid for the Interest Period from the date of such payment, prepayment or conversion or failure to borrow, convert or prepay to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or prepay, the Interest Period for such Loan which would have commenced on the date of such failure to borrow, convert or prepay) at the applicable rate of interest for such Loan provided for herein (excluding, however, the Applicable Rate) over (b) the amount of interest (as reasonably determined by the Administrative Agent in connection with such Lender) such Lender would have paid on such matching Eurodollar deposits or other borrowings.

        3.06  Matters Applicable to all Requests for Compensation.

        (a)     A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        (b)     Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.16.

        3.07  Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        4.01  Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

        (a)     The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) Notes executed by the Borrower in favor of each Lender requesting a Note, each in a principal amount equal to such Lender’s Commitment;

        (iii)        resolutions of the Board of Directors of the Borrower and each Corporate Guarantor, certified by the Secretary or an Assistant Secretary of such Person which authorize (A) the execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party, and (B) the execution, delivery, and performance by each such Guarantor of its Corporate Guaranty and the other Loan Documents to which such Guarantor is or is to be party;

        (iv)        a certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Corporate Guarantor, respectively, certifying the names of (A) the officers of the Borrower authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers, and (B) the officers of each such Guarantor authorized to sign its Corporate Guaranty and the other Loan Documents to which such Guarantor is or is to be a party (including the certificates contemplated therein) together with specimen signatures of such officers;

(v) the certificate of incorporation of the Borrower and each Corporate Guarantor, certified by the Secretary of State of the state of its incorporation;

(vi) bylaws of the Borrower and each Corporate Guarantor, certified by the Secretary or an Assistant Secretary of such Person;

        (vii)        (A) certificates of the appropriate governmental officials of the respective states of incorporation of the Borrower and each Corporate Guarantor, as to the existence and good standing of such Persons, and (B) with respect to the Borrower, Sonic Restaurants, Inc., Sonic Service Corp. and Sonic Industries Inc. only, certificates of the appropriate governmental officials of each state where the nature of such Person’s business in such state makes qualification to do business necessary and where failure to so qualify would have a Material Adverse Effect, as to the qualification and good standing of such Person in such states;

(viii) appropriate Organizational Documents and agreements relating to America’s Drive-In Trust, as the Administrative Agent may request, all certified to the satisfaction of the Administrative Agent;

        (ix)        a certificate of an authorized officer of Sonic Restaurants, Inc., certifying that (A) each of the Partnerships has been duly formed and is validly existing, (B) the Partnerships have the power and authority to execute, deliver and perform the Partnership Guaranty, and (C) Sonic Restaurants, Inc. has the power and authority to execute and deliver such Guaranty on behalf of the Partnerships, as the managing general partner of each of the Partnerships, and to thereby bind the Partnerships;

        (x)        a certificate of an authorized officer of Sonic Restaurants, Inc., certifying that (A) each of the LLCs has been duly formed and is validly existing, (B) the LLCs have the power and authority to execute, deliver and perform the LLC Guaranty and (C) Sonic Restaurants, Inc. has the power and authority to execute and deliver such Guaranty on behalf of the LLCs, as the manager of each of the LLCs, and to thereby bind the LLCs;

        (xi)        a favorable opinion of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit F and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(xii) copies of all UCC searches on the Borrower and the Corporate Guarantors;

        (xiii)        a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

        (xiv)        a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xv) evidence that the Existing Loan Agreement has been or concurrently with the Closing Date will be terminated;

(xvi) all other Loan Documents to be delivered on the Closing Date duly executed and completed, dated the Closing Date, and enforceable against the Loan Parties thereto;

(xvii) acknowledgment to Amended and Restated Intercreditor Agreement executed by each Lender and each Guarantor; and

(xviii) such other assurances, certificates, documents, reports, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

        (b)     Any fees required to be paid on or before the Closing Date shall have been paid, and all Fee Letters shall be in full force and effect.

        (c)     Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

        (d)     The Closing Date shall have occurred on or before April 30, 2003.

        (e)     There shall not have occurred an event or circumstance since August 31, 2002 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

        (f)     There shall not have occurred any action, suit, investigation or proceeding pending or threatened in any court or before any Governmental Authority that purports to materially and adversely affect the Borrower or its Subsidiaries.

        4.02  Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of the Loans to the other Type, or a continuation of Eurodollar Loans) is subject to the following conditions precedent:

        (a)       The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The aggregate Outstanding Amount of all Loans and L/C Obligations under this Agreement shall not exceed the Aggregate Commitments;

(d) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

        Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of the Loans to the other Type, or a continuation of Eurodollar Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Administrative Agent and the Lenders that:

        5.01  Existence, Qualification and Power; Compliance with Laws.  The Borrower and each of its Subsidiaries (a) is a corporation, partnership, limited liability company or business trust duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, franchises, permits, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Sonic Restaurants, Inc. is the managing general partner of each of the Partnerships and owns at least a majority of the partnership interests in each of the Partnerships. Sonic Restaurants, Inc. is the managing member of the LLCs and owns at least a majority of the interests in each of the LLCs.

        5.02  Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect.

        5.03  Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

        5.04  Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject as to enforcement to any Debtor Relief Laws and to general equitable principles.

        5.05  Financial Statements; No Material Adverse Effect.

        (a)     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

        (b)     The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated February 28, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end and audit adjustments.

        (c)     Except as referred to or reflected in the financial statements referred to in clauses (a) and (b) above, neither the Borrower nor any of its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are material with respect to the Borrower or any Subsidiary.

        (d)     Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

        (e)     There are no Off-Balance Sheet Liabilities.

        5.06  Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

        5.07  No Default.  Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

        5.08  Ownership of Property; Liens. Each of the Borrower and each Subsidiary has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        5.09  Environmental Matters.  Except as disclosed on Schedule 5.09, (a) the Borrower and each Subsidiary is, and the operations conducted on all of its real property are, in compliance with all Environmental Laws applicable to it or its property, except where noncompliance will not have a Material Adverse Effect, (b) neither Borrower nor any Subsidiary has received any summons, complaint, order, notification, citation, or other similar notice that it or the operations conducted or the relief, disposal, or storage of Hazardous Materials on any of its real property is not in compliance with, or that any Governmental Authority is investigating its compliance with, Environmental Laws, or that it has not obtained any required permit, registration, license or similar evidence of authorization, in each case that could individually or in the aggregate be reasonably expected to have a Material Adverse Effect, (c) the Borrower is not otherwise aware of any contingent liability with respect to its, any Subsidiary’s, or any property’s noncompliance with Environmental Laws or its generation, handling, use, storage or disposal of Hazardous Materials, except any such contingent liabilities which individually or in the aggregate will not have a Material Adverse Effect, (d) there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any Subsidiary that could reasonably be expected to give rise to any Environmental Liabilities of the Borrower or any Subsidiary, except any such Environmental Liabilities which individually or in the aggregate will not have a Material Adverse Effect, and (e) no Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or any Subsidiary that could individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

        5.10  Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

        5.11  Taxes.  The Borrower and its Subsidiaries have filed all material Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect, and there are no items that would give rise to a substantial understatement penalty for the Borrower or any Subsidiary. There are no tax agreements among any of the Borrower and its Subsidiaries.

        5.12  ERISA Compliance.

        (a)     Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except to the extent that the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b)     There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (c)     (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

        5.13  Subsidiaries; Affiliates.

        (a)     Schedule 5.13 contains (except as noted therein) complete and correct lists of (i) the Borrower’s Subsidiaries (including all of the Guarantors), showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Borrower and each other Subsidiary, (ii) the Borrower’s Affiliates, other than Subsidiaries and (iii) the Borrower’s directors and senior officers. As of the Closing Date, each Subsidiary of the Borrower other than Sonic Limited, a New Zealand corporation, has executed a Guaranty.

        (b)     All of the outstanding shares of Capital Stock of each Subsidiary shown on Schedule 5.13 as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.13). None of the Borrower or any Subsidiary has issued any Redeemable Stock.

        (c)     No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Senior Notes, the agreements listed on Schedule 5.13 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

        5.14  Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

        (a)     The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

        (b)     None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

        5.15  Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time.

        5.16   Compliance with Laws.  Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        5.17  Intellectual Property; Licenses, Etc.  The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        5.18  Businesses.  The Borrower is presently engaged directly or through its Subsidiaries and franchisees in the business of operating and franchising a chain of drive-in restaurants.

        5.19  Common Enterprise.  The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 5.18 as of the Closing Date, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of its Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower has requested the Lender to make credit available hereunder primarily for the purposes set forth in Section 6.11 and generally for the purposes of financing the operations of the Borrower and its Subsidiaries. The Borrower and each of its Subsidiaries expects to derive benefit (and the Board of Directors of the Borrower and each of its Subsidiaries has determined that such Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Borrower and each of its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole. The Borrower acknowledges that, but for the agreement by each of the Guarantors to execute and deliver its respective Guaranty, the Administrative Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

        5.20  Solvent.  The Borrower is, and the Borrower and its Subsidiaries are on a consolidated basis, Solvent.

ARTICLE VI.
AFFIRMATIVE COVENANTS

        From the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

        6.01  Financial Statements.  The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

        (a)       as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited (with respect to such consolidated financial statements) and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

        (b)       as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in comparative form the figures for the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end and audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

        6.02  Certificates; Other Information.  The Borrower shall deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

        (b)       promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

        (c)       promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

        (d)       as soon as available, and in any event within 60 days after the beginning of each fiscal year of the Borrower, a copy of the an annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, pro forma financial statements for such fiscal year, in form and substance satisfactory to the Administrative Agent (each, an “Annual Business Plan”);

        (e)       promptly, and in any event within five days after the date on which the aggregate amount of any and all Guarantees by the Borrower or any of its Subsidiaries exceeds $500,000, written notice stating such fact and the nature of such Guarantee; and

        (f)       promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary (individually, without limitation, consolidating financial statements of the Borrower and its Subsidiaries), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

        Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

        6.03  Notices.  The Borrower shall promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

        (b)       of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including without limitation (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

        (e)       of any attempt by any Person to initiate collection proceedings, for past due amounts through appropriate court proceeding, or enforce any account payable owed to such Person by the Borrower or any Subsidiary in excess of $2,000,000 individually or in the aggregate.

        Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

        6.04  Payment of Obligations.  The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless any of the foregoing are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

        6.05  Preservation of Existence, Etc.  The Borrower shall, and shall cause each Subsidiary to (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.06  Maintenance of Properties.  The Borrower shall, and shall cause each Subsidiary to (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

        6.07  Maintenance of Insurance.  The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, (after giving effect to any self-insurance compatible with industry standards) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        6.08  Compliance with Laws.  The Borrower shall, and shall cause each Subsidiary to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

        6.09  Books and Records.  The Borrower shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

        6.10  Inspection Rights.  The Borrower shall, and shall cause each Subsidiary to, permit representatives of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at any time during normal business hours and without advance notice.

        6.11  Use of Proceeds.  The Borrower shall use the proceeds of the Credit Extensions (a) to repay all amounts owed under the Existing Loan Agreement, (b) for Treasury Stock Repurchases, (c) for Acquisitions permitted hereunder, (d) for store development, and (e) for general corporate purposes not in contravention of any Law or of any Loan Document.

        6.12  Further Assurances.  At any time or from time to time upon reasonable request by the Administrative Agent, the Borrower shall or shall cause the Borrower or any of its Subsidiaries and each other Loan Party to execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. The Borrower will cause each Person that becomes a Material Subsidiary (other than the Partnerships and LLCs) at any time after the Closing Date to execute and deliver to the Administrative Agent, immediately upon becoming a Material Subsidiary, a supplement to the Corporate Guaranty in the form of Exhibit A to the Corporate Guaranty. The Borrower will cause each Person that becomes a Partnership or a LLC at any time after the Closing Date to execute and deliver to the Administrative Agent, on or before the next date thereafter on which a Compliance Certificate is required to be delivered pursuant to Section 6.02(a), a supplement to the Partnership Guaranty or LLC Guaranty, as appropriate, in the form of Exhibit A to the Partnership Guaranty or LLC Guaranty, as appropriate.

ARTICLE VII.
NEGATIVE COVENANTS

        From the Closing Date, so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

        7.01  Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

        (b)        Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(a);

        (c)        Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(d) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

        (e)        Statutory Liens of landlords, mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens for which no filing or perfection has been made and which secure obligations that (i) are not yet due and are incurred in the ordinary course of business or (ii) are being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established;

        (f)        Liens resulting from good faith deposits to secure payments of workers’ compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, binds, or contracts (other than for payment of Debt), or leases made in the ordinary course of business; and

        (g)        Liens securing Indebtedness permitted by Section 7.03(f), provided, that (i) such Liens do not encumber any property other than the property for which such Indebtedness was incurred and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

        7.02  Investments.  Make any Investments, except:

(a) Investments in Capital Stock of the Subsidiaries existing on the Closing Date;

(B) Investments specified in Section II B of the Borrower’s Investment Policy, and which are made in compliance with the other requirements set forth in the Borrower’s Investment Policy;

(c) Permitted Loans;

(d) Guaranty Obligations permitted by Section 7.03; and

        (e)        Investments as a result of Acquisitions, if each of the following conditions has been satisfied: (i) immediately before and after giving effect to such Acquisition, no Default shall have occurred and be continuing, (ii) immediately after giving effect to the proposed Acquisition, the aggregate Acquisition Consideration for all Acquisitions during any fiscal year of the Borrower shall not exceed $70,000,000, and (iii) such Acquisition shall not be opposed by the board of directors of the Person or assets being acquired.

        7.03  Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness or obligations under Operating Leases, except:

        (a)        Indebtedness, other than that permitted by subsections (b) through (h) below, outstanding on the Closing Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing plus an amount equal to any existing commitments unutilized thereunder;

(b) Indebtedness under the Loan Documents;

(c) Guaranty Obligations of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

        (d)        obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

        (e)        obligations under Operating Leases which in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Borrower or any Subsidiary is obligated to pay under such Operating Leases) in any fiscal year of the Borrower not to exceed $10,000,000 in aggregate amount;

        (f)        Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $45,000,000;

        (g)        unsecured Indebtedness of the Borrower or any Subsidiary evidenced by any promissory note payable to any seller, representing a portion of the purchase price for any Acquisition permitted under Section 7.02(e), provided that (i) the aggregate amount of such Indebtedness outstanding at any time shall not exceed $50,000,000, and (ii) the terms of such unsecured Indebtedness shall be reasonably satisfactory to the Required Lenders; and

(h) other Guaranty Obligations of the Borrower or any Subsidiary not to exceed $20,000,000 in aggregate amount.

        7.04  Merger, Consolidation, Etc. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person, (b) Partnerships may be dissolved in connection with the closing and re-establishing of restaurants of such Partnerships, and (c) LLCs may be dissolved in connection with the closing and re-establishing of restaurants of such LLCs.

        7.05  Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of assets in an aggregate amount not to exceed $10,000,000 during any fiscal year;

(d) Dispositions of property by any Subsidiary to the Borrower or to a Corporate Guarantor;

(e) Dispositions permitted by Section 7.04;

        (f)        Sonic Restaurants, Inc. may make Dispositions of partnership interests in the Partnerships so long as Sonic Restaurants, Inc. at all times owns at least a majority of the partnership interests in each of the Partnerships; and

(g) Sonic Restaurants, Inc. may make Dispositions of interests in the LLCs so long as Sonic Restaurants, Inc. at all times owns a majority of the interests in each of the LLCs;

provided, however, that any Disposition pursuant to clauses (a), (b), (c), (f) and (g) shall be for fair market value.

        7.06  Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the Borrower and its Subsidiaries may pay or make Dividends if immediately before and immediately after any Restricted Payment, no Default exists or would result therefrom.

        7.07  Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

        7.08  Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Guarantor), whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, however, that the Borrower and its Subsidiaries shall be permitted to enter into transactions with such respective Affiliates involving property, assets, services and amounts that do not exceed $500,000 in the aggregate during any fiscal year, notwithstanding this Section 7.08.

        7.09   Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or the Senior Notes) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

        7.10  Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

        7.11  Financial Covenants.

        (a)     Minimum Net Worth. Permit Net Worth at any time to be less than the sum of (a) $200,000,000, plus (b) an amount equal to 50% of the Net Income earned in each full fiscal quarter ending after November 30, 2003 (with no deduction for a net loss in any such fiscal quarter), plus (c) an amount equal to 100% of the Net Proceeds received by the Borrower after the Closing Date by reason of the issuance, sale or other disposition of Capital Stock of the Borrower of any class (or any securities convertible or exchangeable for any such Capital Stock, or any rights, warrants, or options to subscribe for or purchase any such Capital Stock), plus (d) an amount equal to the Net Worth of any Person that becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or substantially all of the assets of which are acquired by the Borrower or any Subsidiary, in each case after the Closing Date.

        (b)     Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter of the Borrower to be less than 2.00 to 1.

        (c)     Leverage Ratio. Permit the Leverage Ratio at the end of any fiscal quarter of the Borrower to exceed 2.50 to 1.

        7.12  Environmental Protection. (a) Use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material in violation of any Environmental Law, (b) generate any Hazardous Material in violation of any Environmental Law, (c) conduct any activity that causes a release or threatened release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any Subsidiary would be responsible.

        7.13  Fiscal Year and Accounting Methods.  Change its fiscal year or its method of accounting (other than immaterial changes in methods or as required by GAAP and disclosed to the Administrative Agent).

        7.14  Amendment and Waivers in respect of Senior Notes.  Change or permit any Subsidiary to change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to, any document, instrument or agreement relating to any of the Senior Notes that would result in (a) an increase in the principal, interest, overdue interest, fees or other amounts payable under any of the Senior Notes, (b) an acceleration in any date fixed for payment or prepayment of principal, interest, fees or other amounts payable under any of the Senior Notes (including, without limitation, as a result of any redemption), (c) a change in any covenant, term or provision in any of the Senior Notes that would result in such term or provision being more restrictive than the terms of this Agreement and the other Loan Documents or (d) a change in any term or provision of any of the Senior Notes that could reasonably be expected to have, in any material respect, an adverse effect in the interest of the Lenders.

        7.15  Sale and Leaseback.  Enter into any Sale and Leaseback Transaction (directly or indirectly) with any person other than among the Borrower and any Corporate Guarantor (to the extent such transaction is otherwise permitted hereunder).

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

        8.01  Events of Default.  Any of the following shall constitute an Event of Default:

        (a)       Non-Payment.     The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

        (b)        Specific Covenants. (i) The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05, 6.10 or 6.11 or Article VII or (ii) the Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(b), 6.03(c), 6.03(d) or 6.12 and such failure continues for 10 days after the earlier of knowledge thereof by the Borrower or notice thereof by the Administrative Agent; or

        (c)        Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of knowledge thereof by the Borrower or notice thereof by the Administrative Agent; or

        (d)        Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

        (e)        Cross-Default.     (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $2,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty

Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the $2,000,000; or

        (f)        Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

        (g)        Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

        (h)        Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

        (i)        ERISA.     (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000; or

        (j)        Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or security interest created thereby; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

        8.02  Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may, in its discretion, or shall, at the request of, the Required Lenders, take any or all of the following actions:

        (a)        declare the commitment of each Lender to make Loans and/or any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and/or obligation shall be terminated, as applicable;

        (b)        declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsections (f) or (g) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

        8.03  Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent or any Lender on account of the Obligations shall be applied by the Administrative Agent in the following order:

        First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

        Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Secured Lenders (including Attorney Costs and amounts payable under Article III), ratably among the Secured Lenders in proportion to the amounts described in this clause Second payable to them;

        Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings included in the Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

        Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

        Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

        Sixth, to payment of that portion of the Obligations constituting all amounts owed under any Swap Contract included in the Obligations (at the Swap Termination Value), ratably among the Lenders (or any Affiliate of a Lender that is a party to a Swap Contract included in the Obligations) in proportion to the amounts described in this clause Sixth payable to them;

        Seventh, to payment of all remaining outstanding and unpaid Obligations, ratably among the Lenders in proportion to the amounts described in this clause Seventh payable to them; and

        Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.
ADMINISTRATIVE AGENT

        9.01  Appointment and Authorization of Administrative Agent.

        (a)     Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b)     The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        9.02  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        9.03  Liability of Administrative Agent.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        9.04  Reliance by Administrative Agent.

        (a)     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

        (b)     For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

        9.05  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

        9.06  Credit Decision; Disclosure of Information by Administrative Agent.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        9.07  Indemnification of Administrative Agent.  WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL INDEMNIFY UPON DEMAND EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF ANY LOAN PARTY AND WITHOUT LIMITING THE OBLIGATION OF ANY LOAN PARTY TO DO SO), PRO RATA, AND HOLD HARMLESS EACH AGENT-RELATED PERSON FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES INCURRED BY IT (WHETHER OR NOT ARISING OUT OF THE NEGLIGENCE OF SUCH AGENT-RELATED PERSON); PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO ANY AGENT-RELATED PERSON OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH AGENT-RELATED PERSON’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT NO ACTION TAKEN IN ACCORDANCE WITH THE DIRECTIONS OF THE REQUIRED LENDERS SHALL BE DEEMED TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR PURPOSES OF THIS SECTION. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE THE ADMINISTRATIVE AGENT UPON DEMAND FOR ITS RATABLE SHARE OF ANY COSTS OR OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEY COSTS) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY OR ON BEHALF OF THE BORROWER. THE UNDERTAKING IN THIS SECTION SHALL SURVIVE TERMINATION OF THE

COMMITMENTS, THE PAYMENT OF ALL OTHER OBLIGATIONS AND THE RESIGNATION OF THE ADMINISTRATIVE AGENT.

        9.08  Administrative Agent in its Individual Capacity.  Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

        9.09  Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms “Administrative Agent” and “L/C Issuer” shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

        9.10  Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

        (a)        to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

        Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

        9.11  Collateral and Guaranty Matters.   The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

        (a)        to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and

(b) to release any Guarantor from its obligations under its Guaranty if (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or

(ii) subject to Section 10.01, approved, authorized or ratified in writing by the Required Lenders;

        Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under its Guaranty.

ARTICLE X.
MISCELLANEOUS

        10.01  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

        (c)        postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

        (d)        reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend the Leverage Ratio (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

        (f)        change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) other than pursuant to a transaction permitted hereunder or under any other Loan Document, release all of, or substantially all of the Guarantors from any Guaranty;

        (h)        other than pursuant to a transaction permitted hereunder or under any other Loan Document, release all of, or substantially all of, the Collateral or subordinate the Lien in all of, or substantially all of, the Collateral;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments of such Lender may not be increased without the consent of such Lender.

        10.02  Notices and Other Communications; Facsimile Copies.

        (a)     General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

        (i)        if to the Borrower, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

        (ii)        if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered;

provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

        (b)     Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (c)     Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

        (d)     Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        10.03  No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.04  Attorney Costs, Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

        10.05  Indemnification by the Borrower.  WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE BORROWER SHALL INDEMNIFY AND HOLD HARMLESS EACH AGENT-RELATED PERSON, EACH LENDER AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS AND ATTORNEYS-IN-FACT (COLLECTIVELY THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS (INCLUDING REASONABLE ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE IN ANY WAY RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH (A) THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF ANY LOAN DOCUMENT OR ANY OTHER AGREEMENT, LETTER OR INSTRUMENT DELIVERED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, (B) ANY COMMITMENT, LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE L/C ISSUER TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), OR (C) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER, ANY SUBSIDIARY OR ANY OTHER LOAN PARTY, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER, ANY SUBSIDIARY OR ANY OTHER LOAN PARTY, OR (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (INCLUDING ANY INVESTIGATION OF, PREPARATION FOR, SETTLEMENT OF, OR DEFENSE OF ANY PENDING OR THREATENED CLAIM, INVESTIGATION, LITIGATION OR PROCEEDING) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE;PROVIDEDTHAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS

ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

        10.06  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        10.07  Successors and Assigns.

        (a)     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b)     Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (c)     The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Administrative Agent shall, upon receipt of instructions evidencing the transfer of the rights to the principal of, and interest on, any Loan made pursuant to this Agreement and/or any Note, record such transfer in the Register and such transfer shall be effective only upon such recordation. Coincident with the delivery of such instruments, the transferor shall surrender to the Administrative Agent the Note that is being transferred and Borrower shall issue a new note (the “New Note”) to the relevant Eligible Assignee in order to reflect the recorded transfer of ownership of the transferred Note. Any attempt to transfer a Note in contravention of this paragraph shall be null and void, ab initio. The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d)     Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

        (e)     A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

        (f)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g)     As used herein, the following terms have the following meanings:

        “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

        “Fund”means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

        (h)     Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

        10.08  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or a party bound by confidentiality provisions; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding anything to the contrary, “Information” shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

        10.09  Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.10  Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Highest Lawful Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Highest Lawful Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

        10.11  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

        10.12  Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        10.13  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.14  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.15  Tax Forms.

(a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative

Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code; provided, however, that if any Foreign Lender provides an IRS Form W-8-BEN claiming a “portfolio interest” exemption from United States withholding taxes pursuant to Code Section 871(h) or Code Section 881(c), then such Foreign Lender shall also provide the Administrative Agent and the Borrower with a certificate representing that it (w) is not a “bank” within the meaning of Section 581 of the Code, (x) has not been, on or prior to the date hereof, subject to any regulatory or other legal requirements as a bank in any jurisdiction in which it transacts business and has not been, on or prior to the date hereof, treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or any qualification for exemption from any tax, securities laws or other legal requirements, (y) does not currently own, or own unrestricted options to purchase, ten percent (10%) or more of the Capital Stock of the Borrower, and (z) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 894(d)(4) of the Code). If the form provided by a Lender at the time such Lender first becomes a party to this Agreement (or obtains an interest in any payment due under this Agreement and/or the Notes) indicates a United States interest withholding tax rate in excess of zero, withholding tax as such rate shall be considered excluded from “Taxes” as defined in Section 3.01 (a) of this Agreement. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

        (ii)        Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

        (iii)        The Borrower shall not be required to pay any additional amount to (or indemnify) any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate. In addition, Borrower shall not be required under any circumstances to pay any additional amount to (or indemnify) any Participant under Section 3.01 to the extent that such additional amount (or indemnity payment) exceeds that additional amount (or indemnity payment) that would have been payable to the Lender that granted the participation to such Participant if such Lender had not granted such participation to such Participant.

        (iv)        The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.15(a) and such amounts shall be deemed to have been paid by the Borrower to the relevant Lender for purposes of this Agreement. In addition, for the purposes of this Agreement, Borrower also shall have been deemed to have paid to the Administrative Agent and/or the relevant Lender the amount of any taxes that Borrower has properly withheld and paid over to a Governmental Authority on behalf of, or in respect of a payment due to, the Administrative Agent or such Lender, as the case may be.

        (b)     Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

        (c)     If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

        10.16  Replacement of Lenders.  Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitments (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as the L/C Issuer may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations.

        10.17  Construction.  The Borrower, the Administrative Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

        10.18  Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

        10.19  Governing Law.

        (a)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OKLAHOMA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE;

PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA.

        (b)     ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF OKLAHOMA SITTING IN OKLAHOMA COUNTY, OKLAHOMA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OKLAHOMA LOCATED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        10.20  Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        10.21  Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SONIC CORP.
By:	/s/ Stephen C. Vaughan Name: Stephen C. Vaughan Title: Vice President

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Suzanne M. Paul Suzanne M. Paul Vice President

BANK OF AMERICA, N.A., as a Lender and L/C Issuer
By:	/s/ Karl G. Bovee Karl G. Bovee Senior Vice President

JPMORGAN CHASE BANK
By:	/s/ Cheryl W. Rubenstein Name: Cheryl W. Rubenstein Title: Managing Director

ARVEST BANK
By:	/s/ Cindy Batt Name: Cindy Batt Title: Senior Vice President

UMB BANK, N.A
By:	/s/ Richard J. Lehrter Name: Richard J. Lehrter Title: Community Bank President

BANCFIRST
By:	/s/ Brian K. Renz Name: Brian K. Renz Title: 4-23-03

MIDFIRST BANK, a federally chartered savings association
By:	/s/ James P. Boggs James P. Boggs Assistant Vice President

FLEET NATIONAL BANK
By:	/s/ Alexandra A. Burke Name: Alexandra A. Burke Title: Vice President

SCHEDULE 1.01(a)

SONIC CORP.
WORKING CAPITAL INVESTMENT POLICY

I.     INVESTMENT OBJECTIVE

This Investment Policy shall limit investment activities in order to insure preservation of capital and liquidity. In that regard, when possible, Sonic will hold investments until they mature. However, to maintain maximum flexibility, investments are intended to be available for sale.

Included in this document, by reference, are covenants, agreements, etc. that govern the establishment, maintenance and investment of Sonic’s funds.

II.     POLICIES

A.	Sonic shall restrict its working capital investments to effective maturities of less than 14 months from the settlement date. Maturities shall be consistent with the liquidity needs of the corporation as determined by its cash forecast.

Maturity, by definition, shall include demand options to allow Sonic redemption of capital at a quantifiable price consistent with the liquidity objectives of the portfolio.

B.	Sonic shall restrict its working capital to the following categories of investments:

1.	Direct obligations of, and obligations fully guaranteed by, the U.S.A. or any agency thereof;

2.	Direct obligations of, and obligations fully guaranteed by, any state or territory of the U.S.A;

3.	Obligations of any governmental body within the U.S. with a credit quality rating of at least SP-1 or single-A by Standard and Poor’s (or equivalent);

4.	Obligations of any corporation who maintains a senior debt credit quality rating of at least single-A by Standard’s & Poor’s (or equivalent);

Schedule 1.01(a)-Page 1

5.	Public Securities Association (PSA) repurchase agreements, master notes or deposits with financial institutions that meet the requirements stated elsewhere in this policy.

6.	Shares in open-ended money market mutual funds as defined under Rule 2a-7 of the Investment Company Act of 1940. The corporate parent, or sponsor of which, must possess a credit quality rating of at least A-1 or single-A by Standard & Poor’s (or equivalent).

7.	Investments issued (guaranteed) by a financial institution that is a member of the Federal Reserve System, provided that said institution is:

a.	Ranked among the fifty largest U.S. institutions by assets (as listed by American Banker); or,

b.	An institution with a net worth of at least $500 million; or,

c.	Whose corporate credit quality is rated at least A-1 or single-A by Standard & Poor’s (or equivalent).

8.	Investments issued (guaranteed) by any non-U.S. financial institution, provided that said institution is:

a.	Ranked among the fifty largest in the world, by assets (as listed by American Banker); or,

b.	An institution with a net worth of at least $750 million; or,

c.	Whose corporate credit quality is rated at least A-1 or single-A by Standard & Poor’s (or equivalent).

C.	Sonic shall not employ leverage, whether embedded in a security structure or as part of a trading strategy. Speculation or extreme securities, such as those designed to profit from market volatility, are not appropriate for this portfolio.

D.	Sonic shall diversify investments consistent with the objectives of working capital. With the exception of non-auction AAA/Aaa rated pass-through securities whose principal and interest are wholly derived from uniquely pledged assets or short-term liquidity deposits (Sub-sections B(5) and B(6)), based on trade date portfolio amounts, investment exposure shall be the aggregate of:

Schedule 1.01(a)-Page 2

1.	The greater of $5 million dollars or ten percent to any one issuer or guarantor, except for the U.S. Government or any agency thereof.

2.	Twenty-five percent participation in any single securities auction, where insufficient bids may result in a loss of liquidity.

E.	Sonic Corp. shall eliminate foreign currency exposure in regard to investments.

III.     CONTROLS

A.	Authorized investors for Sonic include its Chief Financial Officer, Treasurer, and Assistant Treasurer.

B.	Treasury shall prepare and regularly publish an Investment Report to be circulated to the Investment Committee for their review. The report shall include dollar amounts and percentages of investments held, their issuers, maturity dates, and investment ratings.

Corporate Accounting will be responsible for the maintenance of all necessary records of current holdings. They shall receive all confirmations of investments and reconcile the investments to the Investment Report.

C.	There shall be at least one unscheduled audit by a non-Treasury auditor of cash investment activities each year.

D.	Sonic’s Investment Committee shall include its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Treasurer. The Chief Financial Officer may appoint other members to the Investment Committee, as deemed necessary.

1.	The Investment Committee shall determine the total return on investments (ROI) and shall compare this ROI against a fair and neutral benchmark on an after-tax basis. An evaluation, including non-investment issues relevant to performance, shall be tendered quarterly to the Board of Directors.

2.	The Investment Committee shall review this corporate investment policy as mandated by changing conditions, but no less than annually.

3.	It is the responsibility of the Treasurer to immediately report to the Investment Committee any material event that may affect an investment’s value. The Investment Committee shall determine a course of action regarding such investment. The Investment Committee shall also investigate the transaction to verify the investment’s original compliance with this policy. Assuming the transaction was within this policy’s mandate, no punitive action would be appropriate.

Schedule 1.01(a)-Page 3

E.	The Chief Financial Officer shall have oversight responsibility for corporate investment and shall take steps to ensure conformance to policies.

1.	The Treasurer shall regularly communicate to all interested parties a list of authorized investors (names, titles and signatures), as well as the receiving location for Sonic funds and investments.

2.	Exceptions to the Investment policy may be made by the Chief Financial Officer, and must be made in writing. Changes in policy must be approved by the Board of Directors.

F.	The Chief Financial Officer, Treasurer or the Assistant Treasurer shall have the authority to enter into agreements, sign documents and represent the Investment Committee in matters relating to Sonic investments.

1.	The Treasurer or the Assistant Treasurer shall have the authority to contract with appropriate organizations which meet the standards of solvency stated in this investment policy, and shall appoint such organizations to act as a holders-in-custody of Sonic funds and investments.

IV. EXPLANATION OF RATINGS

Credit Risk	Standard & Poor’s
Prime	AAA
Excellent	AA
Upper Medium	A
Lower Medium	BBB
Speculative	BB
Very Speculative	B, CCC
Default	D

Municipal

Standard & Poor’s rating guide is SP-1 (highest) to Sp-4 (lowest).

Commercial Paper

Standard and Poor’s uses A-1 (highest), A-2, A-3, C and D.

Schedule 1.01(a)-Page 4

SCHEDULE 1.01(b)

EXISTING LETTER OF CREDIT

Issuer	LC#	LC Amount	Beneficiary	Expiry Date

Bank of America, N.A	7405079	$150,000	Chicago Title Ins. Company	August 31, 2003

Schedule 1.01(b)

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Revolving Pro Rata Share
Bank of America, N.A	$35,000,000	28.000000000%
BancFirst	$15,000,000	12.000000000%
UMB Bank, N.A	$15,000,000	12.000000000%
Arvest Bank	$20,000,000	16.000000000%
JPMorgan Chase Bank	$15,000,000	12.000000000%
MidFirst Bank, a federally chartered	$15,000,000	12.000000000%
savings association
Fleet National Bank	$10,000,000	8.000000000%

Total	$125,000,000.00	100.000000000%

Schedule 2.01

SCHEDULE 5.06

EXISTING LITIGATION

None

Schedule 5.06

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

None

Schedule 5.09

SCHEDULE 5.13

SUBSIDIARIES; AFFILIATES

Sonic Industries Inc., incorporated in Oklahoma on June 6, 1973, a wholly owned subsidiary of Sonic Corp.

Sonic Restaurants, Inc., incorporated in Oklahoma on July 12, 1978, a wholly owned subsidiary of Sonic Corp.

America’s Drive-In Corp., incorporated in Nevada on June 24, 1993, a wholly owned subsidiary of Sonic Corp.

America’s Drive-In Trust, a Pennsylvania business trust organized on December 31, 1993, a wholly owned by subsidiary of America’s Drive-In Corp.

Schedule 5.13 –Page 1

Schedule 5.13 continued

Partnerships and LLC’s

CIF #	Legal Name	SRI %	SII %
1010	SDI OF BLYTHEVILLE, ARKANSAS (N. 6TH) PARTNERSHIP	55	0
1013	SONIC DRIVE IN OF BAYTOWN, TEXAS	51	0
1017	SONIC DRIVE IN OF BEAUMONT, TEXAS (COLLEGE-MAJOR) PARTNERSHIP	70	0
1021	SONIC DRIVE IN OF BETHANY, OKLAHOMA (39TH)	69	0
1026	SONIC DRIVE IN OF BLYTHEVILLE #2 PARTNERSHIP	61	0
1032	SONIC DRIVE IN OF CHILLICOTHE, MISSOURI	80	0
1034	SONIC DRIVE IN OF CHANDLER, OKLAHOMA PARTNERSHIP	68	0
1037	SONIC DRIVE IN #833, HOUSTON, CHANNELVIEW C084	54	0
1038	SONIC DRIVE IN OF CABOT PARTNERSHIP	78	0
1045	SONIC DRIVE IN OF CALLAWAY, FLORIDA	68	0
1053	SONIC DRIVE IN OF DEER PARK, TEXAS PARTNERSHIP	64	0
1054	SONIC DRIVE IN #960, DAYTON, TEXAS	55	0
1055	SONIC DRIVE IN OF DALLAS, TEXAS (FOREST LANE & GREENVILLE) PARTNERSHIP	65	0
1056	SONIC DRIVE IN OF DALLAS, TEXAS (FT WORTH)	51	0
1057	SONIC DRIVE IN OF DALLAS, TEXAS (W. LEDBETTER DRIVE)	51	0
1084	SONIC DRIVE IN OF GROVES, TEXAS PARTNERSHIP	69	0
1087	SONIC DRIVE IN OF GOSNELL PARTNERSHIP	61	0
1090	SONIC DRIVE IN OF GADSDEN, ALABAMA PARTNERSHIP	63	0
1093	SONIC DRIVE IN OF GALAX, VIRGINIA PARTNERSHIP	56	0
1095	SONIC DRIVE IN #617, HOUSTON, ALDINE H030	65	0
1096	SONIC DRIVE IN OF HOMER, LOUISIANA	80	0
1099	SONIC DRIVE IN #744, HOUSTON, AIRLINE H033	64	0
1102	SONIC DRIVE IN OF HOUSTON, TEXAS (TELEPHONE ROAD) PARTNERSHIP	85	0
1103	SONIC DRIVE IN #980, HUMBLE, TEXAS H061	65	0
1104	SONIC DRIVE IN #110, HOUSTON, ROSSLYN RD, H071	66	0
1105	SONIC DRIVE IN #1119, HOUSTON DYERSDALE H072	66	0
1106	SONIC DRIVE IN OF HOUSTON, TEXAS (FUQUA DRIVE)	61	0
1107	SONIC DRIVE IN #1173 HIGHLANDS, TEXAS H081	60	0
1109	SDI OF HOUSTON, TEXAS (S POST OAK) PARTNERSHIP	65	0
1112	SONIC DRIVE IN OF HUNTSVILLE, ALABAMA (BOB WALLACE) PARTNERSHIP	66	0
1114	SONIC DRIVE IN OF HUNTSVILLE, ALABAMA (MEMORIAL PARKWAY) PARTNERSHIP	64	0

Schedule 5.13 – Page 2

1117	SONIC DRIVE IN OF HOUSTON, TEXAS (18TH & MANGUM) PARTNERSHIP	63	0
1119	SONIC DRIVE IN OF HOUSTON, TEXAS (COPPERFIELD) PARTNERSHIP	68	0
1121	SONIC DRIVE IN OF HOUSTON, TEXAS (GESSNER ROAD) PARTNERSHIP	55	0
1122	SONIC DRIVE IN OF CLEAR LAKE CITY, TEXAS PARTNERSHIP	68	0
1123	SONIC DRIVE IN OF HOUSTON, TEXAS (SCARSDALE) PARTNERSHIP	62	0
1124	SONIC DRIVE IN OF HOUSTON (JONES ROAD) TEXAS PARTNERSHIP	80	0
1125	SONIC DRIVE IN OF HOUSTON, TX (VETERAN'S MEMORIAL HIGHWAY) PARTNERSHIP	60	0
1126	SONIC DRIVE IN OF HOUSTON, TEXAS (TIDWELL) PARTNERSHIP	65	0
1127	SONIC DRIVE IN OF HOUSTON, TEXAS (BLALOCK) PARTNERSHIP	61	0
1128	SONIC DRIVE IN OF INDEPENDENCE MISSOURI #3	63	0
1129	SONIC DRIVE IN OF INDEPENDENCE MISSOURI (23RD & WESTPORT)	72	0
1132	SONIC DRIVE IN OF JONESBORO, LOUISIANA PARTNERSHIP	65	0
1135	SONIC DRIVE IN #1174, JACINTO CITY, TEXAS J025	69	0
1140	SONIC DRIVE IN #1156, KATY, TEXAS K020	67	0
1141	SONIC DRIVE IN OF KANSAS CITY, KANSAS (LEAVENWORTH)	60	0
1142	SONIC DRIVE IN OF KANSAS CITY, KANSAS (STRONG)	80	0
1143	SONIC DRIVE IN OF KANSAS CITY, MISSOURI (INDEPENDENCE AVE) PARTNERSHIP	78	0
1144	SONIC DRIVE IN OF KANSAS CITY, KANSAS (78TH STREET) PARTNERSHIP	75	0
1146	SONIC DRIVE IN OF LEE'S SUMMIT MISSOURI GENERAL PARTNERSHIP	69	0
1147	SONIC DRIVE IN OF LEAVENWORTH, KANSAS	70	0
1150	SONIC DRIVE IN OF LEAGUE CITY, TEXAS PARTNERSHIP	66	0
1155	SONIC DRIVE IN OF LYNN HAVEN, FLORIDA	67	0
1160	SONIC DRIVE IN OF LONOKE PARTNERSHIP	66	0
1161	SONIC DRIVE OF CAMP ROBINSON PARTNERSHIP	75	0
1162	SONIC DRIVE IN OF LITTLE ROCK (ASHER) PARTNERSHIP	85	0
1164	SONIC DRIVE IN OF LINDALE, TEXAS PARTNERSHIP	51	0
1168	SONIC DRIVE IN OF LITTLE ROCK, ARKANSAS (WESTHAVEN DRIVE) PARTNERSHIP	77	0
1169	SONIC DRIVE IN OF MINDEN, LOUISIANA	80	0

Schedule 5.13 – Page 3

1174	SONIC DRIVE IN OF MONROE, LOUISIANA (#1) PARTNERSHIP	60	0
1175	SONIC DRIVE IN OF MARYVILLE, MISSOURI	70	0
1177	SONIC DRIVE IN OF MINEOLA, TEXAS PARTNERSHIP	56	0
1180	SONIC DRIVE IN OF MONROE, LOUISIANA (#2) PARTNERSHIP	65	0
1183	SONIC DRIVE IN OF MANSFIELD, LOUISIANA PARTNERSHIP	75	0
1185	SONIC DRIVE IN OF MOUNTAIN GROVE, MISSOURI	80	0
1188	SONIC DRIVE IN OF MONROE, LOUISIANA (MARTIN LUTHER) PARTNERSHIP	65	0
1190	SONIC DRIVE IN OF MONROE, LOUISIANA (STERLINGTON ROAD) PARTNERSHIP	60	0
1192	SONIC DRIVE IN OF MAUMELLE PARTNERSHIP	70	0
1195	SONIC DRIVE IN OF MARIANNA, FLORIDA PARTNERSHIP	66	0
1196	SONIC DRIVE IN OF MISSOURI CITY, TEXAS PARTNERSHIP	63	0
1199	SONIC DRIVE IN, NORTHWEST OKC	51	0
1201	SONIC DRIVE IN OF NEWPORT, ARKANSAS PARTNERSHIP	72	0
1204	SONIC DRIVE IN OF NEWCASTLE, OKLAHOMA PARTNERSHIP	85	0
1205	SONIC DRIVE IN OF NORMAN, OKLAHOMA (EAST LINDSEY) PARTNERSHIP	80	0
1207	SONIC DRIVE IN OF NORMAN, OKLAHOMA (24TH AVENUE) PARTNERSHIP	88	0
1210	SONIC DRIVE IN OF NORMAN, OKLAHOMA (PORTER) PARTNERSHIP	80	0
1211	SONIC DRIVE IN OF NORMAN, OKLAHOMA (WEST LINDSEY) PARTNERS	89	0
1216	SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (19TH & MACARTHUR)	64	0
1217	SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (50th & MACARTHUR)	69	0
1219	SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (NW 63RD STREET) PARTNERSHIP	61	0
1220	SONIC DRIVE IN OF OKLAHOMA CITY (N.W. 23RD)	72	0
1221	SONIC DRIVE IN OF OLATHE, KANSAS	88	0
1222	SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (SE 29TH)	63	0
1223	SONIC DRIVE IN OF OZARK, MISSOURI	66	0
1227	SONIC DRIVE IN OF OLATHE, KANSAS #2 (SANTA FE)	90	0
1228	SONIC DRIVE IN OF OKLAHOMA CITY (119TH & S WESTERN)	65	0
1230	SDI OF PARAGOULD, ARKANSAS (KINGS HWY) PARTNERSHIP	63	0

Schedule 5.13 – Page 4

1234	SONIC DRIVE IN OF PORT ARTHUR, TEXAS (MEMORIAL) PARTNERSHIP	65	0
1237	SONIC DRIVE IN OF PANAMA CITY, FLORIDA	71	0
1244	SONIC DRIVE IN OF PENSACOLA, FLORIDA (9TH AVENUE) PARTNERSHIP	78	0
1246	SDI OF PRATTVILLE, ALABAMA (E. MAIN) PARTNERSHIP	90	0
1248	SONIC DRIVE IN OF RICHMOND, TEXAS PARTNERSHIP	58	0
1252	SONIC DRIVE IN OF RAYTOWN, MISSOURI GENERAL PARTNERSHIP	69	0
1253	SONIC DRIVE IN OF ROLLA, MISSOURI	75	0
1258	SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (S.W. 29TH) PARTNERSHIP	75	0
1262	SDI OF SPRINGFIELD, MISSOURI #2 PARTNERSHIP	85	0
1264	SONIC DRIVE IN OF SALEM, MISSOURI	78	0
1265	SONIC DRIVE IN OF SUGAR CREEK, MISSOURI	73	0
1266	SONIC DRIVE IN OF ST. JOSEPH, MISSOURI #1 PARTNERSHIP	65	0
1269	SONIC DRIVE IN OF SHREVEPORT, LOUISIANA (BERT KOUNS)	80	0
1272	SONIC DRIVE IN OF SHREVEPORT, LOUISIANA (WEST 70TH)	79	0
1276	SONIC DRIVE IN OF SHREVEPORT, LOUISIANA (EAST 70TH)	80	0
1279	SDI OF SPRINGFIELD, MISSOURI (GLENSTONE) PARTNERSHIP	70	0
1283	SONIC DRIVE IN OF ST. JOSEPH, MISSOURI #2 PARTNERSHIP	68	0
1286	SONIC DRIVE IN OF SHERWOOD, ARKANSAS PARTNERSHIP	71	0
1288	SDI OF SPRINGFIELD, MISSOURI (S. CAMPBELL) PARTNERSHIP	85	0
1289	SONIC DRIVE IN OF SULLIVAN, MISSOURI PARTNERSHIP	65	0
1293	SONIC DRIVE IN #959, TOMBALL, TEXAS T038	62	0
1294	SONIC DRIVE IN OF TUTTLE, OKLAHOMA	75	0
1298	SDI OF TAZEWELL, VIRGINIA PARTNERSHIP	56	0
1303	SONIC DRIVE IN OF WATONGA, OKLAHOMA PARTNERSHIP	65	0
1306	SONIC DRIVE IN OF WEST MONROE, LOUISIANA PARTNERSHIP	70	0
1309	SONIC DRIVE IN OF WALNUT RIDGE PARTNERSHIP	63	0
1311	SONIC DRIVE IN OF WINNFIELD, LOUISIANA PARTNERSHIP	69	0
1313	SONIC DRIVE IN OF WEST MONROE, LOUISIANA (THOMAS ROAD WEST) PARTNERSHIP	68	0

Schedule 5.13 – Page 5

1315	SONIC DRIVE IN OF WASHINGTON, MISSOURI GENERAL PARTNERSHIP	67	0
1094	SDI OF GADSDEN, ALABAMA (MEIGHAN) PARTNERSHIP	67	0
3160	SONIC DRIVE IN OF MONTGOMERY, ALABAMA (BELL AND VAUGHN) PARTNERSHIP	69	0
3161	SONIC DRIVE IN OF PENSACOLA, FLORIDA (NAVY BLVD.) PARTNERSHIP	73	0
3163	SONIC DRIVE IN OF SPRINGFIELD, MISSOURI (WEST SUNSHINE) PARTNERSHIP	75	0
3165	SONIC DRIVE IN OF HOUSTON, TEXAS (DAIRY ASHFORD) PARTNERSHIP	56	0
3166	SDI OF MONTGOMERY, ALABAMA (MCGEHEE) PARTNERSHIP	68	0
3167	SONIC DRIVE IN OF MONTGOMERY, ALABAMA (ATLANTA HIGHWAY) PARTNERSHIP	75	0
3168	SDI OF PANAMA CITY BEACH, FLORIDA (THOMAS DRIVE) PARTNERSHIP	68	0
3177	SDI OF MARY ESTHER, FLORIDA PARTNERSHIP	73	0
3179	SDI OF WEBSTER, TEXAS PARTNERSHIP	70	0
3204	SDI OF DANVILLE, KENTUCKY (BAUGHMAN) PARTNERSHIP	65	0
3205	SDI OF DALLAS, TEXAS (WHEATLAND ROAD) PARTNERSHIP	51	0
3207	SDI OF DALLAS, TEXAS (SPRING VALLEY) PARTNERSHIP	65	0
3209	SDI OF LEXINGTON, KENTUCKY PARTNERSHIP	99	1
3210	SDI OF MILTON, FLORIDA PARTNERSHIP	73	0
3213	SDI OF MUSCLE SHOALS, ALABAMA PARTNERSHIP	67	0
3214	SDI OF SHALIMAR, FLORIDA (EGLIN PARKWAY) PARTNERSHIP	71	0
3215	SDI OF UNION, MISSOURI PARTNERSHIP	67	0
3128	SDI OF WINNSBORO, TEXAS PARTNERSHIP	51	0
3257	SDI OF HOUSTON, TEXAS (BISSONETT) PARTNERSHIP	63	0
3258	SDI OF HOUSTON, TEXAS (WESTHEIMER) PARTNERSHIP	58	0
3260	SDI OF KATY, TEXAS (MASON RD.) PARTNERSHIP	70	0
3324	SDI OF GEORGETOWN, KENTUCKY (LEXINGTON) PARTNERSHIP	86	0
3348	SDI OF ATHENS, ALABAMA PARTNERSHIP	67	0
3359	SDI OF HOUSTON, TEXAS (FM 1960) PARTNERSHIP	58	0
3347	SDI OF ALEXANDER CITY, ALABAMA PARTNERSHIP	87	0
3375	SDI OF SHREVEPORT, LOUISIANA (STEEPLECHASE) PARTNERSHIP	80	0
3389	SDI OF COLUMBUS, GEORGIA PARTNERSHIP	84	0
3379	SDI OF LAPORTE, TEXAS PARTNERSHIP	65	0
3402	SDI OF HUNTSVILLE, ALABAMA (PRATT) PARTNERSHIP	76	0
3349	SDI OF NICHOLASVILLE, KENTUCKY PARTNERSHIP	52	0

Schedule 5.13 – Page 6

1841	SDI OF CLINTON, TENNESSEE L.C.	71	0
2219	SDI OF KNOXVILLE, TENNESSEE (MAYNARDVILLE), L.L.C. (FORMERLY HALLS, TN)	69	0
2360	SDI OF LAFOLLETTE, TENNESSEE L.L.C.	70	0
2492	SDI OF MARYVILLE, TENNESSEE (E. BROADWAY) L.C.	78	0
2573	SDI OF MARYVILLE, TENNESSEE (FOOTHILLS) L.C.	79	0
2675	SDI OF OAK RIDGE, TENNESSEE L.C.	80	0
3183	SDI OF KNOXVILLE, TENNESSEE (BROADWAY) L.C.	62	0
3295	SDI OF KNOXVILLE, TENNESSEE (CEDAR) L.C.	73	0
1872	SDI OF CHRISTIANSBURG, VIRGINIA L.C.	84	0
2788	SDI OF PULASKI, VIRGINIA L.C.	79	0
3236	SDI OF WYTHEVILLE, VIRGINIA L.C.	76	0
3358	SDI OF RADFORD, VIRGINIA L.C.	66	0
1697	SDI OF BRISTOL, TENNESSEE L.C.	75	0
1996	SDI OF ELIZABETHTON, TENNESSEE L.C.	65	0
2282	SDI OF JOHNSON CITY, TENNESSEE (N. ROAN) L.C.	68	0
2290	SDI OF JOHNSON CITY, TENNESSEE (MARKET) L.C.	90	0
2320	SKI OF KINGSPORT, TENNESSEE L.C.	77	0
3235	SDI OF ERWIN, TENNESSEE L.C.	77	0
3377	SDI OF OKLAHOMA CITY, OKLAHOMA (N. PENN) PARTNERSHIP	63	0
3378	SDI OF OKLAHOMA CITY, OKLAHOMA (N.E. 23RD) PARTNERSHIP	57	0
3373	SDI OF OKLAHOMA CITY, OKLAHOMA (S.W. GRAND) PARTNERSHIP	71	0
3445	SDI OF DALLAS, TEXAS (GREENVILLE) PARTNERSHIP	51	0
3460	SDI OF HOUSTON, TEXAS (N. DURHAM) PARTNERSHIP	62	0
3459	SDI OF HOUSTON, TEXAS (CROSSTIMBERS) PARTNERSHIP	99	0
2315	SDI OF KNOXVILLE, TENNESSEE (CHAPMAN HWY.), L.C.	88	0
2319	SDI OF KNOXVILLE, TENNESSEE (KINGSTON), L.C.	90	0
1091	SDI OF GREENEVILLE, TENNESSEE, L.C.	90	0
3327	SDI OF MORRISTOWN, TENNESSEE (JOHNSON HWY.), L.C.	57	0
2490	SDI OF MORRISTOWN, TENNESSEE (CUMBERLAND), L.C.	64	0
2945	SDI OF SEVIERVILLE, TENNESSEE, L.C.	66	0
3333	SDI OF WHITE PINE, TENNESSEE, L.C.	67	0
3446	SDI OF AUBURN, ALABAMA (DEAN RD.) PARTNERSHIP	87	0
3420	SDI OF GULF BREEZE, FLORIDA PARTNERSHIP	76	0
2413	SDI OF LOUDON, TENNESSEE, L.C.	85	0
3409	SDI OF LITTLE ROCK, ARKANSAS (RODNEY PARHAM) PARTNERSHIP	68	0
3440	SDI OF MADISON, ALABAMA (SULLIVAN) PARTNERSHIP	60	0
3441	SDI OF DALLAS, TEXAS (N.W. HIGHWAY) PARTNERSHIP	59	0
3444	SDI OF DALLAS, TEXAS (INWOOD ROAD) PARTNERSHIP	65	0
3480	SDI OF ROGERSVILLE, TENNESSEE, L.C.	68	0

Schedule 5.13 – Page 7

3451	SDI OF LITTLE ROCK, ARKANSAS (CANTRELL RD.) PARTNERSHIP	62	0
3493	SDI OF WINCHESTER, KENTUCKY PARTNERSHIP	56	0
3506	SDI OF BEREA, KENTUCKY PARTNERSHIP	57	0
3507	SDI OF COLUMBUS, GEORGIA (EXPRESSWAY) PARTNERSHIP	75	0
3489	SDI OF KINGSTON, TENNESSEE, L.C.	70	0
3487	SDI OF KNOXVILLE, TENNESSEE (5722 KINGSTON PIKE), L.C. (FORMERLY GORE RD.)	71	0
3559	SDI OF HOUSTON, TEXAS (SAM HOUSTON) PARTNERSHIP	55	0
3560	SDI OF HOUSTON, TEXAS (LITTLE YORK #2) PARTNERSHIP	60	0
3561	SDI OF HOUSTON, TEXAS ( N. FREEWAY) PARTNERSHIP	64	0
3562	SDI OF DALLAS, TEXAS ( N. BUCKNER) PARTNERSHIP	80	0
3557	SDI OF WILLS POINT, TEXAS PARTNERSHIP	64	0
3545	SDI OF GRAHAM, NORTH CAROLINA PARTNERSHIP	66	0
3516	SDI OF RICHARDSON, TEXAS PARTNERSHIP	74	0
3531	SDI OF FRANKFORT, KENTUCKY PARTNERSHIP	72	0
3470	SDI OF CHATTANOOGA, TENNESSEE, L.C.	80	0
3530	SDI OF LANETT, ALABAMA PARTNERSHIP	75	0
3469	SDI OF OLATHE, KANSAS #3 (BLACKBOB) PARTNERSHIP	82	0
3572	SDI OF CYPRESS, TEXAS (LOUETTA) PARTNERSHIP	80	0
3426	SDI OF PHENIX CITY, ALABAMA PARTNERSHIP	74	0
3573	SDI OF ST JOSEPH, MISSOURI #3 PARTNERSHIP	61	0
3579	SDI OF HOUSTON, TEXAS (GULF FREEWAY) PARTNERSHIP	55	0
3574	SDI OF FLORENCE, ALABAMA PARTNERSHIP	60	0
3575	SDI OF OPELIKA, ALABAMA PARTNERSHIP	87	0
3595	SDI OF DALTON, GEORGIA, L.C.	68	0
3546	SDI OF MOREHEAD, KENTUCKY PARTNERSHIP	80	0
3591	SDI OF KNOXVILLE, TENNESSEE (5101 N BROADWAY), L.C.	72	0
3614	SDI OF RICHMOND, KENTUCKY PARTNERSHIP	58	0
3592	SDI OF CHATTANOOGA, TENNESSEE (HIXON PIKE), L.C.	70	0
3593	SDI OF COLUMBUS, GEORGIA (FLOYD) PARTNERSHIP	75	0
3609	SDI OF WEST MONROE, LOUISIANA (CYPRESS) PARTNERSHIP	80	0
3616	SDI OF RICHMOND, TEXAS (FM359) PARTNERSHIP	61	0
3498	SDI OF LEE'S SUMMIT, MISSOURI (LANGSFORD) PARTNERSHIP	68	0
3652	SDI OF COLLINSVILLE, VIRGINIA (VIRGINIA) PARTNERSHIP	56	0
3617	SDI OF DALLAS, TEXAS (PLANO) PARTNERSHIP	99	1
3653	SDI OF ROWLETT, TEXAS (DALROCK ROAD) PARTNERSHIP	66	0

Schedule 5.13 – Page 8

3673	SDI OF DALLAS, TEXAS (DAVIS) PARTNERSHIP	65	0
3612	SDI OF PARIS, KENTUCKY (REINHOLD) PARTNERSHIP	99	1
3650	SDI OF MARTINSVILLE, VIRGINIA (STARLING) PARTNERSHIP	56	0
3627	SDI OF DALLAS, TEXAS (3555 FOREST LANE) PARTNERSHIP	60	0
3716	SDI OF LAWRENCEBURG, KENTUCKY (CROSSROAD) PARTNERSHIP	77	0
3675	SDI OF HOUSTON, TEXAS (13310 WEST LITTLE YORK) PARTNERSHIP	53	0
3672	SDI OF DALLAS, TEXAS (12130 INWOOD ROAD) PARTNERSHIP	87	0
3722	SDI OF DECATUR, ALABAMA (6TH AVE) PARTNERSHIP	64	0
3700	SDI OF BRISTON, VIRGINIA (OLD AIRPORT), L.L.C.	74	0
3664	SDI OF MARION, VIRGINIA (N. MAIN), L.L.C.	64	0
3772	SDI OF SPRINGFIELD, MISSOURI (E REPUBLIC) PARTNERSHIP	67	0
3724	SDI OF WICHITA FALLS, TEXAS (TAFT) PARTNERSHIP	53	0
3668	SDI OF HOUSTON, TEXAS (KUYKENDAHL) PARTNERSHIP	56	0
3733	SDI OF ALBERTVILLE, ALABAMA (U.S. HIGHWAY) PARTNERSHIP	64	0
3726	SDI OF PEARLAND, TEXAS (W BROADWAY) PARTNERSHIP	61	0
3688	SDI OF GARLAND, TEXAS (JUPITER) PARTNERSHIP	66	0
3738	SDI OF HOUSTON, TEXAS (UVALDE) PARTNERSHIP	65	0
3786	SDI OF HOUSTON, TEXAS (HILLCROFT) PARTNERSHIP	66	0
3732	SDI OF COOL VALLEY, MISSOURI (S FLORISSANT) PARTNERSHIP	68	0
3795	SDI OF SPRINGFIELD, MISSOURI (EAST SUNSHINE) PARTNERSHIP	71	0
3781	SDI OF SACHSE, TEXAS (S. HIGHWAY 78) PARTNERSHIP	64	0
3780	SDI OF CHATSWORTH, GEORGIA (THIRD), L.L.C.	66	0
3834	SDI OF MCKINNEY, TEXAS (ELDORADO) PARTNERSHIP	74	0
3844	SDI OF CASSVILLE, MISSOURI (MAIN) PARTNERSHIP	67	0
3139	SDI OF WICHITA FALLS, TEXAS (JACKSBORO) PARTNERSHIP	52	0
3671	SDI OF PORT ARTHUR, TEXAS (TWIN CITY) PARTNERSHIP	85	0
3824	SDI OF NEWPORT, TENNESSEE (BROADWAY), L.L.C.	82	0
3818	SDI OF LITTLE ROCK, ARKANSAS (MABELVALE) PARTNERSHIP-FORMERLY BASELINE DR	68	0
3667	SDI OF HOUSTON, TEXAS (BARKER-CYPRESS) PARTNERSHIP	58	0
3794	SDI OF LEAVENWORTH, KANSAS (N. 4TH ) PARTNERSHIP	63	0
3512	SDI OF DALLAS, TEXAS (GARLAND ROAD), L.L.C.	78	0
3880	SDI OF WICHITA FALLS, TEXAS (SHEPPARD) PARTNERSHIP	64	0

Schedule 5.13 – Page 9

3979	SDI OF SHREVEPORT, LOUISIANA (KINGS HIGHWAY) PARTNERSHIP	77	0
3771	SDI OF MARYVILLE, TENNESSEE (LAMAR ALEXANDER), L.L.C.	70	0
3917	SDI OF OKLAHOMA CITY, OKLAHOMA (N.W EXPRESSWAY) PARTNERSHIP	61	0
1934	SDI OF DARDANELLE, ARKANSAS (UNION) PARTNERSHIP	69	0
2094	SDI OF GRANDVIEW, MISSOURI (BLUE RIDGE) PARTNERSHIP	63	0
3871	SDI OF PERKINS, OKLAHOMA (MAIN) PARTNERSHIP	65	0
3900	SDI OF KNOXVILLE, TENNESSEE (OAKRIDGE), L.L.C.	80	0
3915	SDI OF FRIENDSWOOD, TEXAS (FM 528) PARTNERSHIP	62	0
4012	SDI OF LITTLE ROCK, ARKANSAS (STAGECOACH) PARTNERSHIP	77	0
3940	SDI OF MISSOURI CITY, TEXAS (TEXAS PKWY) PARTNERSHIP	67	0
3427	SDI OF KANSAS CITY, MISSOURI (BLUE RIDGE BLVD.) PARTNERSHIP	67	0
3941	SDI OF HOUSTON, TEXAS (9221 WEST RD) PARTNERSHIP	64	0
3912	SDI OF LEXINGTON, KENTUCKY (WINCHESTER) PARTNERSHIP	52	0
3916	SDI OF LITTLE ROCK, ARKANSAS (BROADWAY) PARTNERSHIP	72	0
4100	SDI OF MONTGOMERY, ALABAMA (2025 CARTER HILL RD) PARTNERSHIP	76	0
3946	SDI OF HUNTSVILLE, ALABAMA (11606 MEMORIAL), L.L.C.	85	0
4017	SDI OF EDGEWATER, COLORADO (SHERIDAN) L.L.C.	99	1
4011	SDI OF ENGLAND, ARKANSAS (FORDYCE), L.L.C.	68	0
4028	SDI OF LEAGUE CITY, TEXAS (2310 FM 518 EAST) PARTNERSHIP	67	0
4098	SDI OF WARR ACRES, OKLAHOMA (5750 NW EXPRESSWAY), L.L.C.	60	0
4108	SDI OF MADISON, ALABAMA (7871 HIGHWAY 72 WEST), L.L.C.	82	0
4059	SDI OF FRISCO, TEXAS (7630 PRESTON RD.) PARTNERSHIP	69	0
4104	SDI OF CHATTANOOGA, TENNESSEE (7420 E. BRAINERD), L.L.C.	71	0
2496	SDI OF MCLOUD, OKLAHOMA (BROADWAY), L.L.C.	62	0
3472	SDI OF KANSAS CITY, MISSOURI (BANNISTER), L.L.C.	64	0
4152	SDI OF HOUSTON, TX (101 DAIRY ASHFORD STREET) PARTNERSHIP	65	0
4163	SDI OF SPRINGFIELD, MO (2605 W REPUBLIC), L.L.C.	65	0
4125	SDI OF GRAND PRAIRIE, TEXAS (2650 NORTH HIGHWAY 360) PARTNERSHIP	70	0

Schedule 5.13 – Page 10

4099	SDI OF PENSACOLA, FLORIDA (1719 E NINE MILE RD) L.L.C.	71	0
4147	SDI OF KNOXVILLE, TENNESSEE (4470 WESTERN), L.L.C	75	0
4162	SDI OF SHERWOOD, ARKANSAS (KIEHEL), L.L.C.	74	0
4101	SDI OF MONTGOMERY, ALABAMA (3430 ATLANTA HIGHWAY) PARTNERSHIP	59	0
4255	SDI OF DALLAS, TEXAS (3650 FRANKFORD ROAD) PARTNERSHIP	61	0
4156	SDI OF KINGSPORT, TENNESSEE (3845 FORT HENRY), L.L.C.	75	0
4128	SDI OF OLATHE, KANSAS (E 119TH STREET), L.L.C.	82	0
4160	SDI OF NORTH RICHLAND HILLS, TEXAS (GRAPEVINE HWY) PARTNERSHIP	65	0
4206	SDI OF BEAUMONT, TEXAS (1040 S. 11TH ST) PARTNERSHIP	65	0
4201	SDI OF SHERWOOD, ARKANSAS (8601 HIGHWAY 107), L.L.C.	77	0
4259	SDI OF DALLAS, TEXAS (9613 CLARK ROAD) PARTNERSHIP	55	0
4301	SDI OF LEXINGTON, KY (E. NEW CIRCLE ROAD), L.L.C.	80	0
4265	SDI OF ARLINGTON, TEXAS (1100 NE GREEN OAKS BLVD) PARTNERSHIP	65	0
2389	SDI OF LAFAYETTE, COLORADO (WANEKA), L.L.C.	80	0
4373	SDI OF OKLAHOMA CITY, OKLAHOMA (5901 W. RENO), L.L.C.	72	0
4368	SDI OF SPRING, TEXAS (19764 INTERSTATE 45 N) PARTNERSHIP	51	0
4396	SDI OF HOUSTON, TEXAS (19625 TOMBALL PKWY), PARTNERSHIP	66	0
1769	SDI OF CLARKSVILLE, TEXAS (W MAIN), PARTNERSHIP	90	0
1935	SDI OF DALLAS, TEXAS (FERGUSON ROAD), PARTNERSHIP	84	0
2077	SDI OF GARLAND, TEXAS (FOREST LANE), PARTNERSHIP	64	0
2079	SDI OF GARLAND, TEXAS (W. MILLER RD), PARTNERSHIP	61	0
2084	SDI OF GARLAND, TEXAS (BROADWAY BLVD), PARTNERSHIP	74	0
2087	SDI OF GARLAND, TEXAS (BELTLINE ROAD), PARTNERSHIP	63	0
2334	SDI OF LANCASTER, TEXAS (W PLEASANT RUN), PARTNERSHIP	61	0
2849	SDI OF SHERMAN, TEXAS (TEXOMA PARKWAY), PARTNERSHIP	55	0
3129	SDI OF WHITEHOUSE, TEXAS PARTNERSHIP	51	0
4286	SDI OF DEKALB, TEXAS (NE FRONT STREET), PARTNERSHIP	90	0

Schedule 5.13 – Page 11

4395	SDI OF CARLISLE, ARKANSAS (N. BANKHEAD), L.L.C.	67	0
4401	SDI OF STAFFORD, TEXAS (12260 SW FRWY), PARTNERSHIP	62	0
4155	SDI OF DENVER, COLORADO (2720 W ALAMEDA), L.L.C.	83	0
2678	SDI OF ONEIDA, TENNESSEE (N ALBERTA), L.L.C	80	0
3134	SDI OF WARTBURG, TENNESSEE (MORGAN COUNTY HWY), L.L.C.	80	0
4325	SDI OF HUNTSVILLE, ALABAMA (JORDAN LANE, NW), L.L.C.	71	0
4323	SDI OF BRISTOL, TENNESSEE (2709 W STATE STREET), L.L.C.	89	0
4369	SDI OF HOUSTON, TEXAS (8404 WESTHEIMER RD), PARTNERSHIP	73	0
4378	SDI OF MONTGOMERY, ALABAMA (1901 COLISEUM BLVD), L.L.C.	74	0
4440	SDI OF NICHOLASVILLE, KENTUCKY (120 BELLERIVE BOULEVARD), L.L.C.	67	0
4402	SDI OF HOUSTON, TEXAS (5195 W 34TH ST), PARTNERSHIP	61	0
4417	SDI OF BELLEVUE, NEBRASKA (CORNHUSKER), L.L.C.	80	0
1014	SONIC DRIVE- IN OF BIXBY, OK, L.L.C	64	0
1025	SONIC DRIVE- IN OF BROKEN ARROW, GARNETT, L.L.C	62	0
1033	SONIC DRIVE- IN, CATOOSA, OKLAHOMA, L.L.C.	62	0
1256	SONIC DRIVE- IN, SAND SPRINGS, OKLAHOMA, L.L.C.	73	0
1291	SONIC DRIVE- IN, TULSA, S. UTICA, L.L.C.	71	0
1292	SONIC DRIVE- IN, TULSA, 59TH & LEWIS, L.L.C.	60	0
1295	SONIC DRIVE- IN, TULSA, 129TH E. AVENUE, L.L.C.	90	0
1296	SONIC DRIVE- IN, TULSA, E. 31ST STREET, L.L.C.	66	0
1297	SONIC DRIVE- IN, TULSA, S. HARVARD, L.L.C.	54	0
1314	SONIC DRIVE- IN, WAGONER, OK, L.L.C.	61	0
1605	SONIC DRIVE- IN, BROKEN ARROW, OK, L.L.C.	84	0
1700	SONIC DRIVE- IN, BROKEN ARROW, W. NEW ORLEANS, L.L.C.	69	0
1702	SONIC DRIVE- IN, BROKEN ARROW, E. KENOSHA, L.L.C.	60	0
1746	SONIC DRIVE- IN, CLEVELAND, OKLAHOMA, L.L.C.	87	0
1753	SONIC DRIVE- IN, CHOCTAW, OK, L.L.C.	72	0
1903	SONIC DRIVE- IN, DRUMRIGHT, OKLAHOMA, L.L.C.	68	0
2250	SONIC DRIVE- IN OF JENKS, L.L.C.	63	0
2439	SONIC DRIVE- IN, MUSKOGEE, OKMULGEE ST., L.L.C.	70	0
2568	SONIC DRIVE- IN, MUSKOGEE, YORK, L.L.C	59	0
2683	SONIC DRIVE- IN OF OWASSO, L.L.C.	77	0
2854	SONIC DRIVE- IN, SAPULPA, L.L.C.	74	0
3003	SONIC DRIVE- IN OF WESTBANK, L.L.C.	75	0
3043	SONIC DRIVE- IN, TULSA E. 71ST STREET, L.L.C.	69	0
3044	SONIC DRIVE- IN, TULSA, E. 91ST STREET, L.L.C.	55	0

Schedule 5.13 – Page 12

3049	SONIC DRIVE- IN, TULSA, 11TH STREET, L.L.C.	70	0
3051	SONIC DRIVE- IN, TULSA, HYDE PARK, L.L.C.	64	0
3055	SONIC DRIVE- IN, TULSA, LEWIS, L.L.C.	75	0
3386	SONIC DRIVE- IN, TULSA, 16TH STREET, L.L.C.	99	1
3518	SONIC DRIVE- IN, TULSA, 51ST STREET, L.L.C.	60	0
3523	SONIC DRIVE- IN, TULSA, BROOKSIDE, L.L.C.	56	0
3551	SONIC DRIVE- IN, TULSA, HUNTERS GLEN, L.L.C.	69	0
3656	SONIC DRIVE- IN, GLENPOOL, L.L.C.	69	0
3748	SONIC DRIVE- IN, TULSA, UNION, L.L.C.	59	0
3943	SONIC DRIVE- IN, MUSKOGEE, CHANDLER, L.L.C.	68	0
4214	SONIC DRIVE- IN, CHOUTEAU, L.L.C.	70	0
4439	SDI OF COLUMBUS, GEORGIA (5586 MILGEN ROAD), L.L.C.	80	0
4272	SDI OF VIRGINIA BEACH, VIRGINIA (WESLEYAN), L.L.C.	82	0
4436	SDI OF FLORENCE, ALABAMA (2841 FLORENCE BLVD.), L.L.C.	64	0
4438	SDI OF SALEM, VIRGINIA (830 W. MAIN STREET), L.L.C.	99	1
4398	SDI OF DALLAS, TEXAS (10709 AUDELIA ROAD), PARTNERSHIP	99	1
4415	SDI OF GOLDEN, COLORADO (17191 S. GOLDEN), L.L.C.	88	0
4329	SDI OF MIDVALE, UTAH (FORT UNION), L.L.C.	75	0
4161	SDI OF OLATHE, KANSAS (13730 S. BLACKBOB RD), L.L.C.	84	0
4443	SDI OF DALLAS, TEXAS (1330 EMPIRE CENTRAL), PARTNERSHIP	99	1
4418	SDI OF DALLAS, TEXAS (8045 FOREST LANE), PARTNERSHIP	65	0
1110	SDI OF HOUSTON, TEXAS (16710 CLAY RD), PARTNERSHIP	85	0
4442	SDI OF STAFFORD, TEXAS (123 DULLES AVE), PARTNERSHIP	67	0
4374	SDI OF KANSAS CITY, MISSOURI (1214 EMANUEL CLEAVER II BLVD), L.L.C.	80	0
2082	SDI OF GARLAND, TEXAS (CASTLE) PARTNERSHIP	78	0
4330	SDI OF SANDY, UTAH (STATE), L.L.C.	80	0
4434	SDI OF OVERLAND, MISSOURI (PAGE), L.L.C.	75	0
4539	SDI OF TULSA, OK (S. MEMORIAL DRIVE), L.L.C.	54	0
4394	SDI OF HOUSTON, TEXAS (8504 MAIN STREET) PARTNERSHIP	73	0
4542	SDI OF LITTLE ROCK, ARKANSAS (ARCH STREET PIKE), L.L.C.	65	0
4385	SDI OF CHESAPEAKE, VIRGINIA (BATTLEFIELD BLVD NORTH), L.L.C.	89	0
4376	SDI OF RAYTOWN, MISSOURI (9014 E 350 HWY), L.L.C.	58	0
4429	SDI OF OVERLAND PARK, KANSAS (13485 SWITZER RD) L.L.C.	88	0
4375	SDI OF KANSAS CITY, MISSOURI (822 WESTPORT RD) L.L.C.	65	0

Schedule 5.13 – Page 13

4549	SDI OF NICEVILLE, FLORIDA (HIGHWAY 20), PARTNERSHIP	71	0
4127	SDI OF DENVER, COLORADO (1300 S. SHERIDAN BLVD)	68	0
4383	SDI OF SALT LAKE CITY, UTAH (7025 SOUTH HIGHLAND DRIVE)	75	0
4302	SDI OF VIRGINIA BEACH, VIRGINIA (3581 HOLLAND ROAD)	70	0
4441	SDI OF HUMBLE, TEXAS (7102 WILL CLAYTON PKWY) PARTNERSHIP	60	0
4399	SDI OF VIRGINIA BEACH, VIRGINIA (NIMMO PKWY), L.L.C.	86	0
4541	SDI OF FORT WORTH, TEXAS (CLIFFORD), PARTNERSHIP	70	0
4558	SDI OF DALTON, GEORGIA (1369 W WALNUT AVE), L.L.C.	73	0
4547	SDI OF FLORISSANT, MISSOURI (LINDBERGH), L.L.C.	61	0
4631	SDI OF OKLAHOMA CITY, OKLAHOMA (7640 N. MAY), L.L.C.	64	0
4581	SDI OF ST. PETERS, MISSOURI (MID RIVERS MALL), L.L.C.	78	0
4602	SDI OF OMAHA, NEBRASKA (5214 N. 30TH), L.L.C.	81	0
4601	SDI OF ARLINGTON, TEXAS (3811 S. COOPER), PARTNERSHIP	90	0
4569	SDI OF HOUSTON, TEXAS (11902 BISSONNET ST), PARTNERSHIP	57	0
4620	SDI OF OKLAHOMA CITY, OKLAHOMA (5625 N WESTERN AVE), L.L.C.	67	0
4618	SDI OF TULSA, OKLAHOMA (10901 E. 41ST STREET), L.L.C.	67	0
4582	SDI OF SUGARLAND, TEXAS (11511 S HWY 6), PARTNERSHIP	89	0
1987	SDI OF EL DORADO, KANSAS (WEST CENTRAL), L.L.C.	70	0
2145	SDI OF HUTCHINSON, KANSAS (EAST 4TH), L.L.C.	74	0
2232	SDI OF HAYESNILLE, KANSAS (EAST GRAND), L.L.C	80	0
2302	SDI OF KINGMAN, KANSAS (EAST AVENUE), L.L.C.	88	0
2558	SDI OF MCPHERSON, KANSAS (EAST KANSAS), L.L.C.	75	0
2581	SDI OF MULVANE, KANSAS (SE LOUIS), L.L.C.	74	0
2757	SDI OF PARK CITY, KANSAS (BROADWAY), L.L.C.	71	0
3084	SDI OF WICHITA, KANSAS (S. WEST STREET), L.L.C	70	0
3088	SDI OF WICHITA, KANSAS (S. OLIVER), L.L.C.	61	0
3091	SDI OF WICHITA, KANSAS (N. BROADWAY), L.L.C.	78	0
3098	SDI OF WICHITA, KANSAS (S. SENECA), L.L.C.	69	0
3106	SDI OF WICHITA, KANSAS (E. HARRY), L.L.C.	73	0
3112	SDI OF WICHITA, KANSAS (N. WOODLAWN), L.L.C.	80	0
3137	SDI OF WICHITA, KANSAS (W. PAWNEE), L.L.C.	61	0
3141	SDI OF WICHITA, KANSAS (E. CENTRAL), L.L.C.	78	0
3233	SDI OF WICHITA, KANSAS (S. BROADWAY), L.L.C.	79	0
3269	SDI OF WICHITA, KANSAS (W. 21ST), L.L.C.	70	0
3634	SDI OF GODDARD, KANSAS (W. HIGHWAY 54), L.L.C.	59	0

Schedule 5.13 – Page 14

3961	SDI OF ROSEHILL, KANSAS, L.L.C.	76	0
3988	SDI OF ANDOVER, KANSAS, L.L.C.	62	0
4148	SDI OF HUTCHINSON, KANSAS (E. 30TH), L.L.C.	73	0
3113	SDI OF WICHITA, KANSAS (W. MAPLE), L.L.C.	80	0
4333	SDI OF HESSTON, KANSAS (E. LINCOLN), L.L.C.	62	0
4306	SDI OF PORT ARTHUR, TEXAS (W. PORT ARTHUR ROAD), PARTNERSHIP	69	0
4548	SDI OF ROANOKE, VIRGINIA (3755 BRAMBLETON AVE),L.L.C	84	0
4649	SDI OF PRINCETON, TEXAS, PARTNERSHIP	73	0
4616	SDI OF MONROE, LOUISIANA (4207 PECANLAND),L.L.C	90	0
4437	SDI OF DANDRIDGE, TENNESSEE (HIGHWAY 92 S), L.L.C.	90	0
3114	SDI OF WHITE SETTLEMENT, TEXAS (N. CHERRY LANE), PARTNERSHIP	78	0
4461	SDI OF DENVER, COLORADO (2611 S. BROADWAY), L.L.C.	85	0
4633	SDI OF DRAPER, UTAH (267 E. 12300 SOUTH), L.L.C.	80	0
4638	SDI OF MURPHY, TEXAS (109 W. FM 544), PARTNERSHIP	86	0
4652	SDI OF HOUSTON, TEXAS (2000 WOLLOWBROOK MALL), PARTNERSHIP	69	0
4526	SDI OF CHESTERFIELD, MISSOURI (CHESTERFIELD AIRPORT ROAD), L.L.C.	75	0
4704	SDI OF TULSA, OKLAHOMA (7021 S. MEMORIAL DRIVE), L.L.C.	78	0
4632	SDI OF ARLINGTON, TEXAS (2121 E. LAMAR BLVD.), PARTNERSHIP	72	0
4697	SDI OF ST. LOUIS, MISSOURI (85 S. COUNTY CENTER WAY), L.L.C.	99	1
4675	SDI OF AUBURN, ALABAMA (1703 S. COLLEGE), L.L.C.	84	0
4685	SDI OF DESTIN, FLORIDA (34960 EMERALD COAST PKWY), PARTNERSHIP	80	0
4587	SDI OF OMAHA, NEBRASKA (14598 W. MAPLE), L.L.C.	77	0
4698	SDI OF SAINT LOUIS, MISSOURI (44 W. COUNTY CENTER), L.L.C.	61	0
4723	SDI OF GARLAND, TEXAS (5020 N. GARLAND AVE), PARTNERSHIP	76	0
4630	SDI OF DESOTO, TX (1316 W. BELT LINE), PARTNERSHIP	76	0
4720	SDI OF FRIENDSWOOD, TEXAS (BAYBROOK MALL), PARTNERSHIP	58	0
4820	SDI OF OKLAHOMA CITY, OKLAHOMA (1901 NW EXPRESSWAY), L.L.C.	72	0
4787	SDI OF LEXINGTON, KENTUCKY (3401 NICHOLASVILLE), L.L.C.	60	0
4761	SDI OF BRECKENRIDGE HILLS, MISSOURI (9760 SAINT CHARLES ROCK), L.L.C.	85	0
4741	SDI OF HOUSTON, TEXAS (7470 BELLFORT) PARTNERSHIP	77	0

Schedule 5.13 – Page 15

4768	SDI OF OMAHA, NEBRASKA (S. 108TH), L.L.C.	99	1
4747	SDI OF PENSACOLA, FLORIDA (8990 PENSACOLA BLVD), PARTNERSHIP	75	0
4629	SDI OF TAMPA, FLORIDA (4411 W. GRANDY BLVD), PARTNERSHIP	70	0
4379	SDI OF ARVADA, COLORADO (SHERIDAN BLVD), L.L.C.	99	1
4767	SDI OF SALT LAKE CITY, UTAH (85 E. 1300 S.), L.L.C.	99	1
4599	SDI OF CHESAPEAKE, VIRGINIA (969 PROVIDENCE RD), L.L.C.	99	1
4688	SDI OF GARLAND, TEXAS (6202 BROADWAY BLVD.), PARTNERSHIP	99	1
4789	SDI OF KNOXVILLE, TENNESSEE (2742 SCHAAD RD.), L.L.C.	77	0
4836	SDI OF GRAVEL RIDGE, ARKANSAS (HIGHWAY 107), L.L.C.	99	1
4858	SDI OF CHATTANOOGA, TENNESSEE (4407 HIGHWAY 58), L.L.C	61	0
4765	SDI OF TULSA, OKLAHOMA (1919 S. MEMORIAL DR), L.L.C.	99	1
4783	SDI OF CYPRESS, TEXAS (26044 NW FREEWAY), PARTNERSHIP	83	0
4784	SDI OF TOMBALL, TEXAS (26020 TOMBALL PKWY), PARTNERSHIP	99	1
4885	SDI OF WICHITA, KANSAS (355 S. GREENWICH RD.), L.L.C.	99	1
4853	SDI OF RICHARDSON, TEXAS (605 SOUTH PLANO ROAD), PARTNERSHIP	99	1
4785	SDI OF FRIENDSWOOD, TEXAS (18214 GULF FREEWAY), PARTNERSHIP	99	1

Schedule 5.13 – Page 16

SCHEDULE 7.01

EXISTING LIENS

None

Schedule 7.01

SCHEDULE 7.02

EXISTING INVESTMENTS

None

Schedule 7.02

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Sonic Corp.
Fiscal Year 2003
Private Placement

Purchaser Series B	Amount
Pacific Life Insurance Company	$10,000,000
Mony Life Insurance Company of America	$10,000,000
Massachusetts Mutual Life Insurance Company	$ 4,000,000
Massachusetts Mutual Life Insurance Company	$ 2,500,000
Massachusetts Mutual Life Insurance Company	$ 2,000,000
CM Life Insurance Company	$ 1,000,000
Bost & Co.	$ 500,000

Total	$30,000,000

Series B – Issued April 1, 1998; Due April 1, 2005
Interest (6.759%) – Due April 1 and October 1

Series A Notes
Canada Life Assurance Company	$ 500,000
Canada Life Assurance Company	$ 1,000,000
Canada Life Assurance Company	$ 3,500,000

Series B Notes
Pacific Life Insurance Company	$ 8,000,000
Pacific Life & Annuity Company	$ 7,000,000
Massachusetts Mutual Life Insurance Company	$ 4,500,000
Massachusetts Mutual Life Insurance Company	$ 2,500,000
Massachusetts Mutual Life Insurance Company	$ 1,500,000
Massachusetts Mutual Life Insurance Company	$ 500,000
Massachusetts Mutual Life Insurance Company	$ 500,000
CM Life Insurance Company	$ 500,000

Total	$30,000,000

Series A – Issued August 10, 2001; Due August 10, 2008
Series B – Issued August 10, 2001; Due August 10, 2011
Interest (A – 6.58%), (B – 6.87%) – Due February 10 and August 10

Schedule 7.03

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

SONIC CORP.

101 Park Avenue
Oklahoma City, Oklahoma
Attention:         W. Scott McLain
                           Chief Financial Officer
Telephone:       (405) 280-7654
Facsimile:        (405) 280-7516
Electronic Mail:           smclain@sonicdrivein.com
Website Address:        www.sonicdrivein.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):
Bank of America, N.A.
901 Main Street
Mail Code:   TX1-492-14-14
Dallas, Texas 75202
Attention:         Kimberly A. Buie
Telephone:       (214) 209-1349
Facsimile:         (214) 290-9410
Electronic Mail:           kimberly.a.buie@bankofamerica.com

Account No.:    129-2000-883
Ref:                    Sonic Corp.
ABA#                111-000-012

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
231 South LaSalle Street
Mail Code IL1-231-08-30
Chicago, Illinois 60604
Attention:         Suzanne M. Paul
                           Vice President
Telephone:       (312) 923-1640
Facsimile:         (877) 206-8435
Electronic Mail:           suzanne.m.paul@bankofamerica.com

Schedule 10.02 – Page 1

Other Notices as Lender:

Bank of America, N.A.
211 North Robinson
OK1-100-02-30
Oklahoma City, Oklahoma 73102-7109
Attention:         Karl G. Bovee
Telephone:       (405) 230-4935
Facsimile:         (405) 230-4089
Electronic Mail:           karl.bovee@bankofamerica.com

ARVEST BANK:

(for payments and Requests for Credit Extensions):
Arvest Bank
3900 North Lincoln Boulevard
Oklahoma City, Oklahoma 73105
Attention:         Cindy Batt
Telephone:       (405) 523-4169
Facsimile:         (405) 523-4126
Electronic Mail:           cbatt@arvest.com

Account No.:   GL 20130
Ref:                  Sonic Corp.
ABA#              082900872
Attention:        Cindy Batt – Lincoln OKC

UMB BANK, N.A.:

(for payments and Requests for Credit Extensions):
UMB Bank, N.A.
204 North Robinson, Suite 100
Oklahoma City, Oklahoma 73102
Attention:         Richard J. Lehrter
Telephone:       (405) 239-5925
Facsimile:         (405) 239-1971
Electronic Mail:           richard.lehrter@umb.com

Account No.:   000-106-002265000
Ref:                  Sonic Corp.
ABA#              101-000-695
Attention:        Vaughnda Ritchie

Schedule 10.02 – Page 2

JPMORGAN CHASE BANK:

(for payments and Requests for Credit Extensions):
JPMorgan Chase Bank
707 Travis Street, 8th Floor North
Houston, Texas 77002
Attention:         Cheryl W. Rubenstein
Telephone:       (713) 216-4330
Facsimile:         (713) 216-3486
Electronic Mail:           cheryl.rubenstein@jpmchase.com

Account No.:   0010-092-5701
Ref:                  Sonic Corp.
ABA#              113-000-609
Attention:        Debra M. Harris

MIDFIRST BANK, a federally chartered savings association:

(for payments and Requests for Credit Extensions):
MidFirst Bank, a federally chartered savings association
MidFirst Plaza
501 NW Grand Boulevard, Suite 100
Oklahoma City, Oklahoma 73118
Attention:         James P. Boggs
Telephone:       (405) 767-7115
Facsimile:         (405) 767-7120
Electronic Mail:           james.boggs@midfirst.com

Account No.:   Loan # 780980
Ref:                  Sonic Corp.
ABA#              303087995
Attention:        Sharon Bales/Sandi Bomgaars

BANCFIRST:

(for payments and Requests for Credit Extensions):
BancFirst
101 North Broadway
Oklahoma City, Oklahoma 73102
Attention:         Brian K. Renz
Telephone:       (405) 270-1051
Facsimile:         (405) 270-4790
Electronic Mail:           brenz@bancfirst.com

Schedule 10.02 – Page 3

Account No.:   Sonic
Ref:                  Sonic Corporation Participation
ABA#               1030003632
Attention:         Deidria Wilson

FLEET NATIONAL BANK:

(for payments and Requests for Credit Extensions):
Fleet National Bank
100 Federal Street
MA DE 10010B
Boston, Massachusetts 02110
Attention:         Heidi Tyng
Telephone:       (617) 434-1087
Facsimile:         (617) 434-0637
Electronic Mail:           heidi_f_tyng@fleet.com

Account No.:   151-0351-66156
Ref:                  Sonic Corp.
ABA#              011-000-138
Attention:        Elga Duarte

Schedule 10.02 – Page 4

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of April 23, 2003 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sonic Corp. (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The undersigned hereby requests (select one):

            A Borrowing of Loans                                A conversion or continuation of Loans

1.	On _________________ (a Business Day).

2.	In the amount of $_________________.

3.	Comprised of ____________________. [Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of ____ months.

        [The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

SONIC CORP.
By:	Name: Title:

Exhibit A

EXHIBIT B

FORM OF NOTE

$_______________________	_______________________

        FOR VALUE RECEIVED, SONIC CORP., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ___________________________ (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of April 23, 2003 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.

Exhibit B-1

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

SONIC CORP.
By:	Name: Title:

Exhibit B-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________
______________	______________	______________	______________	______________	______________	______________

Exhibit B-3

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

        This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit and Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s): ______________________________

4.	Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement, dated as of April 23, 2003 among Sonic Corp., the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent

6.	Assigned Interest:[2]

1         Select as applicable.

Exhibit C-1

Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans [3]
$______________	$______________	______________%
$______________	$______________	______________%
$______________	$______________	______________%

[7.	Trade Date: __________________][4]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2        Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3        Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4        To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C-2

        The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:	Title:
ASSIGNEE [NAME OF ASSIGNEE]
By:	Title:

[Consented to and]5 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By:	Title:
[Consented to:][6]

By:	Title:

5        To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6        To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit C-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

        SECTION 1.   Representations and Warranties.

        (a)     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        (b)     Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

        SECTION 2.   Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        SECTION 3.   General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

Exhibit C-4

This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Oklahoma.

Exhibit C – 5

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:_____________

To:     Bank of America, N.A., as Administrative Agent and L/C Issuer

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of April 23, 2003 (as amended, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Sonic Corp. (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

        Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

    1.        Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

    2.        The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

    3.        A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

        [to the best knowledge of the undersigned as of the date hereof No Default or Event of Default under the Agreement has occurred and its continuing.]

Exhibit D-1

— or —

        [the following is a list of each such Default or Event of Default and its nature and status:]

    4.        The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________________, _____________.

SONIC CORP.
By:	Name: Title:

Exhibit D-2

For the Quarter/Year ended ___________________("Statement Date")

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Leverage Ratio – For Determination of Applicable Rate
A.	Funded Debt for the Borrower and its Subsidiaries:
1.	Funded Debt (without duplication):
(a)	All obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$_____________
(b)	Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations:	$_____________
(c)	All direct or contingent obligations arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments:	$_____________
(d)	All obligations to pay the deferred purchase price of property or services, including all Seller Financing (other than trade payables incurred in the ordinary course of business or accrued liabilities arising in the ordinary course of business that are not overdue or that are being contested in good faith), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed or is limited in recourse:	$_____________
(e)	Any Receivables Facility Attributed Indebtedness:	$_____________
(f)	Funded Debt (Lines I.A.1(a) + (b) + (c) + (d) + (e)):	$_____________
B.	EBITDA for the period of the four consecutive fiscal quarters most recently ended for which Borrower has delivered financial statements:
1.	EBITDA for the Borrower and its Subsidiaries on a consolidated basis (without duplication):
(a)	Net Income for the Subject Period:	$_____________
(b)	To the extent deducted in determining Net Income, Interest Expense for the Subject Period:	$_____________
(c)	To the extent deducted in determining Net Income, the provision for federal, state, local and foreign	$_____________

Exhibit D-3

income taxes payable by the Borrower and its Subsidiaries for the Subject Period:
(d)	To the extent deducted in determining Net Income, losses from the sale of fixed assets not in the ordi business and other extraordinary or nonrecurring items:	$_____________
(e)	To the extent added in determining Net Income, gains from the sale of fixed assets not in the ordinary course of busi and other extraordinary or non-recurring items:	$_____________
(f)	EBIT (Lines I.B.(a) + (b) + (c) + (d) - (e)):	$_____________
(g)	To the extent deducted in determining Net Income, the amount of depreciation, amortization expenses and other non- items deducted in determining Net Income for the Subject Period:	$_____________
(h)	EBITDA (Lines I.B.1(f) + (g)):	$_____________
C.	Leverage Ratio (Line I.A.1.(f) / Line I.B.1.(h)):	_____ to 1

II.	Section 7.02(e) -- Limitation on Investments as the Result of Acquisitions
A.	Aggregate Acquisition Consideration for each single Acquisition (whether in one transaction or a series of related transactions) consummated durin quarter ended on the Financial Statement Date (list each such Acqu related Acquisition Consideration):	$_____________
_____________________________________________________	$_____________
_____________________________________________________	$_____________
_____________________________________________________	$_____________
B.	Aggregate Acquisition Consideration for all Acquisitions, including those listed in II.A., during the fiscal year:	$_____________
C.	Maximum Acquisition Consideration for all Acquisitions during any fiscal year:	$70,000,000

III.	Section 7.03(e) -- Limitation on Indebtedness – Operating Leases
A.	Aggregate payments under Operating Leases for fiscal year:	$_____________
B.	Maximum payments in aggregate for any fiscal year:	$10,000,000
IV.	Section 7.03(f) -- Limitation on Indebtedness -- Capital Leases and Purchase Money
A.	Aggregate outstanding principal amount of Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets:	$_____________
B.	Maximum in aggregate principal amount at any time outstanding:	$45,000,000

Exhibit D-4

V.	Section 7.03(g) -- Limitation on Indebtedness - Acquisition
A.	Aggregate outstanding principal amount of unsecured Indebtedness of Borrower or any Subsidiary evidenced by any promissory note representing a po purchase price for any Acquisition permitted under Schedule 7.02(e):	$_____________
B.	Maximum in aggregate amount at any time outstanding:	$50,000,000

VI.	Section 7.03(g) -- Limitation on Guaranty Obligations
A.	Aggregate outstanding principal amount of other Guaranty Obligations of the Borrower or any Subsidiary:	$_____________
B.	Maximum amount at any time outstanding:	$20,000,000

VII.	Section 7.05(c) -- Limitation on Dispositions
A.	Aggregate amount of disposed assets during fiscal year:	$_____________
B.	Maximum amount of Dispositions:	$10,000,000

VIII.	Section 7.11(a) – Net Worth
A.	Actual Net Worth:	$_____________
B.	Minimum Net Worth:
1.	50% of Net Income earned in each full fiscal quarter ending after November 30, 2003 (with no deduction for a net loss du period):	$_____________
2.	100% of aggregate increases in Net Worth of the Borrower and its Subsidiaries after April 23, 2003 by reason of the issu of Capital Stock of the Borrower, including any conversion or securities of the Borrower into such Capital Stock:	$_____________
3.	An amount equal to the Net Worth of any Person that becomes a Subsidiary or is merged into or consolidated with the Bo Subsidiary or substantially all of the assets of which ar the Borrower or any Subsidiary, in each case after April 23, 2003:	$_____________
4.	Required Minimum Net Worth ($200,000,000 + Line VIII.B.1. + 2. + 3.):	$_____________

IX.	Section 7.11(b) – Minimum Fixed Charge Coverage Ratio
A.	EBIT (Line I.B.1.(f)):	$_____________
B.	Non-capitalized lease obligations:	$_____________
C.	Interest Expense:	$_____________

Exhibit D-5

D.	Non-capitalized lease obligations:	$_____________
E.	Fixed Charge Coverage Ratio ((Lines IX.A. + B) / (Lines IX.C. + D)):	_____ to 1
F.	Minimum Fixed Charge Coverage Ratio Required (at the end of any fiscal quarter):	2.00 to 1

X.	Section 7.11(d) – Maximum Leverage Ratio.
A.	Leverage Ratio (Line I.C.):	_____ to 1
B.	Maximum Leverage Ratio (at the end of any fiscal quarter):	2.50 to 1

Exhibit D-6

EXHIBIT E

CORPORATE GUARANTY

        CORPORATE GUARANTY (this “Guaranty”), dated as of April 23, 2003, made by each of the parties listed on the signature pages hereof (collectively, the “Guarantors”, and each, a “Guarantor”), in favor of the Guarantied Parties referred to below.

W I T N E S S E T H:

        WHEREAS, Sonic Corp., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement, dated as of April 23, 2003, among the Lenders party thereto, and Bank of America, N.A., as the Administrative Agent and L/C Issuer (hereinafter, the “Administrative Agent”) for the Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”, and capitalized terms not defined herein but defined therein being used herein as therein defined); and

        WHEREAS, the Borrower and each of the Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to the Borrower and the Guarantors, and the Guarantors will derive direct and indirect economic benefit from the Loans and Letters of Credit under the Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty; and

        WHEREAS, the Lenders, the Administrative Agent, any Affiliate of any Lender entering into a Swap Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with the Borrower or any Affiliate of the Borrower and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document are herein referred to as the “Guarantied Parties”;

        NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans and issue Letters of Credit the Guarantors hereby agree as follows:

        SECTION 1. Guaranty. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all out-of-pocket expenses (including, without limitation, expenses and counsel fees and expenses of the Administrative Agent and the Lenders) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty and (c) all present and future amounts that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b) and (c) immediately above being herein referred to as the “Guarantied Obligations”). Upon failure of the Borrower to pay any of the Guarantied Obligations when due

1

after the giving by the Administrative Agent and/or the Lenders of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement and other Loan Documents (whether at stated maturity, by acceleration or otherwise), the Guarantors hereby further jointly and severally agree to promptly pay the same after the Guarantors’ receipt of notice from the Administrative Agent of the Borrower’s failure to pay the same, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by the Guarantied Parties of this Guaranty or the creation or incurrence of any of the Obligations. This Guaranty is an absolute guaranty of payment and performance of the Guarantied Obligations and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any Loan Party, or to enforce any rights against any collateral. Notwithstanding anything herein or in any other Loan Document to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if, as a result of applicable law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of Bankruptcy Code or any applicable provisions of comparable state law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor under this Section 1 would otherwise, after giving effect to (a) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable requirements of Law, (ii) Section 10 hereof or (iii) any other contractual obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

        SECTION 2. Guaranty Absolute. Each Guarantor guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

        (a)     any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Guarantied Obligations;

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        (b)     any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

        (c)     any exchange, release or non-perfection of any Lien on any Collateral for, or any release of any other Loan Party or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;

        (d)     the absence of any attempt to collect any of the Guarantied Obligations from the Borrower or from any other Loan Party or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

        (e)     any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document;

        (f)     the election by any of the Guarantied Parties in any proceeding under any Debtor Relief Law;

        (g)     any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under any Debtor Relief Law; or

        (h)     any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any Guarantor other than payment or performance of the Obligations.

        SECTION 3. Waiver.

        (a)     Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that demand be made on the Borrower or any other Person as a condition precedent to such Guarantor’s obligations hereunder), (G) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Borrower or any other Guarantor or Person, (H) any defense based upon an election of remedies by any Guarantied Party, or (I) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2 hereof; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except (i) by complete payment and performance of the Guarantied Obligations and any other

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obligations of such Guarantor contained herein or (ii) as to any Guarantor, upon the sale or other disposition of all of the Stock of such Guarantor as permitted under the Credit Agreement.

        (b)            If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any Applicable Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein.

        (c)     In the event any of the Guarantied Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or under any of the Loan Documents, to the extent not prohibited by Applicable Law, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations.

        (d)     Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Administrative Agent is prevented from taking any action to realize on the Collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

        (e)     Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise any Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

        (f)     Each Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

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        SECTION 4. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guarantied Parties that the representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and the Guarantied Parties shall be entitled to rely on each of them as if they were fully set forth herein.

        SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Lenders (or by all the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement, provided that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower.

        SECTION 7. No Waiver; Remedies.

        (a)     No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Documents.

        (b)     No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made provided that the Borrower was so a party.

        SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of each Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guarantied Party shall promptly notify such Guarantor and the Borrower after such set-off and

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the application made by such Guarantied Party. The rights of each Guarantied Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

        SECTION 9. Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the Release Date, (ii) be binding upon each Guarantor, its permitted successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, permitted transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer any Note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.07 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of the Lenders as set forth in the Credit Agreement.

        SECTION 10. Reimbursement. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and the Letters of Credit and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Notwithstanding anything to the contrary, each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing its guaranty herein or effecting the rights and remedies of the Guarantied Parties hereunder. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Guarantied Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.

        SECTION 11. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Obligations or such part thereof, whether as a “voidable preference,”“fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent

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permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        SECTION 12. GOVERNING LAW.

        (a)     THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OKLAHOMA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b)     ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF OKLAHOMA SITTING IN OKLAHOMA COUNTY, OKLAHOMA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OKLAHOMA LOCATED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        SECTION 13. Waiver of Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        SECTION 14. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

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        SECTION 15. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

        SECTION 16. Miscellaneous. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

        SECTION 17. Subrogation and Subordination.

        (a)     Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrower or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 17 is knowingly made in contemplation of such benefits.

        (b)     Subordination. All debt and other liabilities of the Borrower to any Guarantor (“Borrower Debt”) are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

        (i)        Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

        (ii)       Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantors and the Guarantors may request, demand, accept and receive and retain from the Borrower payments, credits or reductions of all or any part of the amounts owing under the Borrower Debt or any security therefor on the Borrower Debt, provided that the Borrower’s right to pay and the Guarantors’ right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of a Default or (B) if, after taking into account the effect of such

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payment, a Default would occur and be continuing. The Guarantors’ right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Default which was the basis of such suspension has been cured or waived (provided that no subsequent Default has occurred) or such earlier date, if any, as the Administrative Agent gives notice to the Guarantors of reinstatement by the Required Lenders, in the Required Lenders’ sole discretion;

        (iii)       If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent; and

        (iv)       In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against the Borrower (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the Bankruptcy Code, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the payment in full of the Obligations on the Maturity Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower’s obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Obligations.

        SECTION 18. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guarantied Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guarantied Party, a fully-matured, due, and payable obligation of such Guarantor to such Guarantied Party (without regard to whether the Borrower is then in default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by the Borrower to such Guarantied Party), payable in full by such Guarantor to such Guarantied Party upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

        SECTION 19. Rate Provision. It is not the intention of any Guarantied Party to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guarantied Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance the Administrative Agent or any Guarantied Party shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied to the reduction of the

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principal amount of outstanding Loans, L/C Borrowings and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, the Guarantors and the Guarantied Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Guarantied Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guarantied Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

        SECTION 20. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 21. Guaranty Supplement. Any Subsidiary of the Borrower which becomes a party hereto after the date hereof pursuant to Section 6.12 of the Credit Agreement and a Guaranty Supplement shall be bound by all of the terms and provisions of this Guaranty, and shall be a “Guarantor” for all purposes of this Guaranty, the Credit Agreement and the other Loan Documents.

        SECTION 22. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS. OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

SONIC INDUSTRIES, INC.
By:	Name: Title:
SONIC RESTAURANTS, INC.
By:	Name: Title:
AMERICA'S DRIVE-IN CORP.
By:	Name: Title:
AMERICA'S DRIVE-IN TRUST
By:	Name: Title:

NOTICE ADDRESS FOR ALL
GUARANTORS:

101 Park Avenue
Oklahoma City, Oklahoma 73102
Fax No.:        (405) 280-7516
Phone No.:   (405) 280-7654
Attention:     Chief Financial Officer

GUARANTY SUPPLEMENT

(Corporate Guaranty)

To the Lenders under the
Credit Agreement (defined below)

Ladies and Gentlemen:

        Sonic Corp., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer entered into that certain Credit Agreement, dated as of April 23, 2003 (said Credit Agreement, as amended, modified and supplemented, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning given to them in the Credit Agreement). Pursuant to Section 6.12 of the Credit Agreement, the undersigned, ___________________________________, a ______________ organized under the laws of the __________________ (the “Additional Guarantor”) desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Corporate Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Corporate Guaranty for the obligations of the Borrower under the Credit Agreement to the extent and in the manner set forth in the Corporate Guaranty.

        The undersigned is the duly elected _________________________ of the Additional Guarantor, a Material Subsidiary of the Borrower, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence consent to and acknowledgment and approval of the terms set forth herein and in the Corporate Guaranty. The Additional Guarantor represents and warrants that the representations and warranties set forth in Section 4 of the Corporate Guaranty as to the Additional Guarantor are true and correct on and as of the date hereof.

        Upon execution of this Guaranty Supplement, the Corporate Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Corporate Guaranty, the Credit Agreement and the other Loan Documents are hereby ratified, confirmed and approved in all respects.

        Any and all notices, requests, certificates and other instruments may refer to the Credit Agreement and the Corporate Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Exhibit A – 1

      Dated: _____________________, 20___.

[NAME OF ADDITIONAL GUARANTOR]
By:	Name: Title:

Exhibit A – 2

EXHIBIT F

OPINION MATTERS

Exhibit F

EXHIBIT G

PARTNERSHIP GUARANTY

        PARTNERSHIP GUARANTY (this “Guaranty”), dated as of April 23, 2003, made by each of the parties listed on the signature pages hereof (collectively, the “Guarantors”, and each, a “Guarantor”), in favor of the Guarantied Parties referred to below.

W I T N E S S E T H:

        WHEREAS, Sonic Corp., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement, dated as of April 23, 2003, among the Lenders party thereto, and Bank of America, N.A., as the Administrative Agent and L/C Issuer (hereinafter, the “Administrative Agent”) for the Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”, and capitalized terms not defined herein but defined therein being used herein as therein defined); and

        WHEREAS, the Borrower and each of the Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to the Borrower and the Guarantors, and the Guarantors will derive direct and indirect economic benefit from the Loans and Letters of Credit under the Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty; and

        WHEREAS, the Lenders, the Administrative Agent, any Affiliate of any Lender entering into a Swap Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with the Borrower or any Affiliate of the Borrower and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document are herein referred to as the “Guarantied Parties”;

        NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans and issue Letters of Credit the Guarantors hereby agree as follows:

        SECTION 1. Guaranty. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all out-of-pocket expenses (including, without limitation, expenses and counsel fees and expenses of the Administrative Agent and the Lenders) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty and (c) all present and future amounts that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b) and (c) immediately above being herein referred to as the “Guarantied Obligations”). Upon failure of the Borrower to pay any of the Guarantied Obligations when due

1

after the giving by the Administrative Agent and/or the Lenders of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement and other Loan Documents (whether at stated maturity, by acceleration or otherwise), the Guarantors hereby further jointly and severally agree to promptly pay the same after the Guarantors’ receipt of notice from the Administrative Agent of the Borrower’s failure to pay the same, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by the Guarantied Parties of this Guaranty or the creation or incurrence of any of the Obligations. This Guaranty is an absolute guaranty of payment and performance of the Guarantied Obligations and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any Loan Party, or to enforce any rights against any collateral. Notwithstanding anything herein or in any other Loan Document to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if, as a result of applicable law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of Bankruptcy Code or any applicable provisions of comparable state law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor under this Section 1 would otherwise, after giving effect to (a) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable requirements of Law, (ii) Section 10 hereof or (iii) any other contractual obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

        SECTION 2. Guaranty Absolute. Each Guarantor guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

        (a)      any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Guarantied Obligations;

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        (b)      any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

        (c)      any exchange, release or non-perfection of any Lien on any Collateral for, or any release of any other Loan Party or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;

        (d)      the absence of any attempt to collect any of the Guarantied Obligations from the Borrower or from any other Loan Party or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

        (e)      any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document;

        (f)      the election by any of the Guarantied Parties in any proceeding under any Debtor Relief Law;

        (g)      any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under any Debtor Relief Law; or

        (h)      any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any Guarantor other than payment or performance of the Obligations.

        SECTION 3. Waiver.

        (a)      Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that demand be made on the Borrower or any other Person as a condition precedent to such Guarantor’s obligations hereunder), (G) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Borrower or any other Guarantor or Person, (H) any defense based upon an election of remedies by any Guarantied Party, or (I) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2 hereof; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except (i) by complete payment and performance of the Guarantied Obligations and any other

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obligations of such Guarantor contained herein or (ii) as to any Guarantor, upon the sale or other disposition of all of the Stock of such Guarantor as permitted under the Credit Agreement.

        (b)      If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any Applicable Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein.

        (c)      In the event any of the Guarantied Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or under any of the Loan Documents, to the extent not prohibited by Applicable Law, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations.

        (d)      Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Administrative Agent is prevented from taking any action to realize on the Collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

        (e)      Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise any Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

        (f)      Each Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

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        SECTION 4. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guarantied Parties that the representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and the Guarantied Parties shall be entitled to rely on each of them as if they were fully set forth herein.

        SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Lenders (or by all the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement, provided that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower.

        SECTION 7. No Waiver; Remedies.

        (a)      No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Documents.

        (b)      No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made provided that the Borrower was so a party.

        SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of each Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guarantied Party shall promptly notify such Guarantor and the Borrower after such set-off and

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the application made by such Guarantied Party. The rights of each Guarantied Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

        SECTION 9. Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the Release Date, (ii) be binding upon each Guarantor, its permitted successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, permitted transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer any Note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.07 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of the Lenders as set forth in the Credit Agreement.

        SECTION 10. Reimbursement. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and the Letters of Credit and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Notwithstanding anything to the contrary, each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing its guaranty herein or effecting the rights and remedies of the Guarantied Parties hereunder. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Guarantied Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.

        SECTION 11. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Obligations or such part thereof, whether as a “voidable preference,”“fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent

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permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        SECTION 12. GOVERNING LAW.

        (a)      THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OKLAHOMA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b)      ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF OKLAHOMA SITTING IN OKLAHOMA COUNTY, OKLAHOMA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OKLAHOMA LOCATED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        SECTION 13. Waiver of Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        SECTION 14. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

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        SECTION 15. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

        SECTION 16. Miscellaneous. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

        SECTION 17. Subrogation and Subordination.

        (a)     Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrower or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 17 is knowingly made in contemplation of such benefits.

        (b)     Subordination. All debt and other liabilities of the Borrower to any Guarantor (“Borrower Debt”) are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

        (i)       Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

        (ii)       Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantors and the Guarantors may request, demand, accept and receive and retain from the Borrower payments, credits or reductions of all or any part of the amounts owing under the Borrower Debt or any security therefor on the Borrower Debt, provided that the Borrower’s right to pay and the Guarantors’ right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of a Default or (B) if, after taking into account the effect of such

8

payment, a Default would occur and be continuing. The Guarantors’ right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Default which was the basis of such suspension has been cured or waived (provided that no subsequent Default has occurred) or such earlier date, if any, as the Administrative Agent gives notice to the Guarantors of reinstatement by the Required Lenders, in the Required Lenders’ sole discretion;

        (iii)       If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent; and

        (iv)       In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against the Borrower (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the Bankruptcy Code, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the payment in full of the Obligations on the Maturity Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower’s obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Obligations.

        SECTION 18. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guarantied Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guarantied Party, a fully-matured, due, and payable obligation of such Guarantor to such Guarantied Party (without regard to whether the Borrower is then in default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by the Borrower to such Guarantied Party), payable in full by such Guarantor to such Guarantied Party upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

        SECTION 19. Rate Provision. It is not the intention of any Guarantied Party to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guarantied Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance the Administrative Agent or any Guarantied Party shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied to the reduction of the

9

principal amount of outstanding Loans, L/C Borrowings and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, the Guarantors and the Guarantied Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Guarantied Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guarantied Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

        SECTION 20. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 21. Guaranty Supplement. Any Subsidiary of the Borrower which becomes a party hereto after the date hereof pursuant to Section 6.12 of the Credit Agreement and a Guaranty Supplement shall be bound by all of the terms and provisions of this Guaranty, and shall be a “Guarantor” for all purposes of this Guaranty, the Credit Agreement and the other Loan Documents.

        SECTION 22. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS. OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

EACH OF THE PARTNERSHIPS SPECIFIED IN ANNEX A HERETO

By:	Sonic Restaurants, Inc., Managing General Partner of each of such Partnerships

By:	Name: Title:

ADDRESS FOR NOTICES:

101 Park Avenue
Oklahoma City, Oklahoma 73102
Fax No.:        (405) 280-7516
Phone No.:   (405) 280-7654
Attention:     Chief Financial Officer

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GUARANTY SUPPLEMENT

(Partnership Guaranty)

To the Lenders under the
Credit Agreement (defined below)

Ladies and Gentlemen:

        Sonic Corp., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer entered into that certain Credit Agreement, dated as of April 23, 2003 (said Credit Agreement, as amended, modified and supplemented, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning given to them in the Credit Agreement). Pursuant to Section 6.12 of the Credit Agreement, the undersigned, ___________________________________, a general partnership organized under the laws of the __________________ (the “Additional Guarantor”) desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Partnership Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Partnership Guaranty for the obligations of the Borrower under the Credit Agreement to the extent and in the manner set forth in the Partnership Guaranty.

        The undersigned is the duly elected _________________________ of Sonic Restaurants, Inc., managing general partner of the Additional Guarantor, a Subsidiary of the Borrower, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence consent to and acknowledgment and approval of the terms set forth herein and in the Partnership Guaranty. The Additional Guarantor represents and warrants that the representations and warranties set forth in Section 4 of the Partnership Guaranty as to the Additional Guarantor are true and correct on and as of the date hereof.

        Upon execution of this Guaranty Supplement, the Partnership Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Partnership Guaranty, the Credit Agreement and the other Loan Documents are hereby ratified, confirmed and approved in all respects.

        Any and all notices, requests, certificates and other instruments may refer to the Credit Agreement and the Partnership Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Exhibit A-1

      Dated: _____________________, 20___.

[NAME OF ADDITIONAL GUARANTOR]

By:	Sonic Restaurants, Inc., Managing General Partner of Additional Guarantor

By:	Name: Title:

Exhibit A-2

Annex A - Partnership Guaranty

Partnerships
SDI OF BLYTHEVILLE, ARKANSAS (N. 6TH) PARTNERSHIP
SONIC DRIVE IN OF BAYTOWN, TEXAS
SONIC DRIVE IN OF BEAUMONT, TEXAS (COLLEGE-MAJOR) PARTNERSHIP
SONIC DRIVE IN OF BETHANY, OKLAHOMA (39TH)
SONIC DRIVE IN OF BLYTHEVILLE #2 PARTNERSHIP
SONIC DRIVE IN OF CHILLICOTHE, MISSOURI
SONIC DRIVE IN OF CHANDLER, OKLAHOMA PARTNERSHIP
SONIC DRIVE IN #833, HOUSTON, CHANNELVIEW C084
SONIC DRIVE IN OF CABOT PARTNERSHIP
SONIC DRIVE IN OF CALLAWAY, FLORIDA
SONIC DRIVE IN OF DEER PARK, TEXAS PARTNERSHIP
SONIC DRIVE IN #960, DAYTON, TEXAS
SONIC DRIVE IN OF DALLAS, TEXAS (FOREST LANE & GREENVILLE) PARTNERSHIP
SONIC DRIVE IN OF DALLAS, TEXAS (FT WORTH)
SONIC DRIVE IN OF DALLAS, TEXAS (W. LEDBETTER DRIVE)
SONIC DRIVE IN OF GROVES, TEXAS PARTNERSHIP
SONIC DRIVE IN OF GOSNELL PARTNERSHIP
SONIC DRIVE IN OF GADSDEN, ALABAMA PARTNERSHIP
SONIC DRIVE IN OF GALAX, VIRGINIA PARTNERSHIP
SONIC DRIVE IN #617, HOUSTON, ALDINE H030
SONIC DRIVE IN OF HOMER, LOUISIANA
SONIC DRIVE IN #744, HOUSTON, AIRLINE H033
SONIC DRIVE IN OF HOUSTON, TEXAS (TELEPHONE ROAD) PARTNERSHIP
SONIC DRIVE IN #980, HUMBLE, TEXAS H061
SONIC DRIVE IN #110, HOUSTON, ROSSLYN RD, H071
SONIC DRIVE IN #1119, HOUSTON DYERSDALE H072
SONIC DRIVE IN OF HOUSTON, TEXAS (FUQUA DRIVE)
SONIC DRIVE IN #1173 HIGHLANDS, TEXAS H081
SDI OF HOUSTON, TEXAS (S POST OAK) PARTNERSHIP
SONIC DRIVE IN OF HUNTSVILLE, ALABAMA (BOB WALLACE) PARTNERSHIP
SONIC DRIVE IN OF HUNTSVILLE, ALABAMA (MEMORIAL PARKWAY) PARTNERSHIP
SONIC DRIVE IN OF HOUSTON, TEXAS (18TH & MANGUM) PARTNERSHIP
SONIC DRIVE IN OF HOUSTON, TEXAS (COPPERFIELD) PARTNERSHIP
SONIC DRIVE IN OF HOUSTON, TEXAS (GESSNER ROAD) PARTNERSHIP
SONIC DRIVE IN OF CLEAR LAKE CITY, TEXAS PARTNERSHIP

Annex A-1

SONIC DRIVE IN OF HOUSTON, TEXAS (SCARSDALE) PARTNERSHIP
SONIC DRIVE IN OF HOUSTON (JONES ROAD) TEXAS PARTNERSHIP
SONIC DRIVE IN OF HOUSTON, TX (VETERAN'S MEMORIAL HIGHWAY) PARTNERSHIP
SONIC DRIVE IN OF HOUSTON, TEXAS (TIDWELL) PARTNERSHIP
SONIC DRIVE IN OF HOUSTON, TEXAS (BLALOCK) PARTNERSHIP
SONIC DRIVE IN OF INDEPENDENCE MISSOURI #3
SONIC DRIVE IN OF INDEPENDENCE MISSOURI (23RD & WESTPORT)
SONIC DRIVE IN OF JONESBORO, LOUISIANA PARTNERSHIP
SONIC DRIVE IN #1174, JACINTO CITY, TEXAS J025
SONIC DRIVE IN #1156, KATY, TEXAS K020
SONIC DRIVE IN OF KANSAS CITY, KANSAS (LEAVENWORTH)
SONIC DRIVE IN OF KANSAS CITY, KANSAS (STRONG)
SONIC DRIVE IN OF KANSAS CITY, MISSOURI (INDEPENDENCE AVE) PARTNERSHIP
SONIC DRIVE IN OF KANSAS CITY, KANSAS (78TH STREET) PARTNERSHIP
SONIC DRIVE IN OF LEE'S SUMMIT MISSOURI GENERAL PARTNERSHIP
SONIC DRIVE IN OF LEAVENWORTH, KANSAS
SONIC DRIVE IN OF LEAGUE CITY, TEXAS PARTNERSHIP
SONIC DRIVE IN OF LYNN HAVEN, FLORIDA
SONIC DRIVE IN OF LONOKE PARTNERSHIP
SONIC DRIVE OF CAMP ROBINSON PARTNERSHIP
SONIC DRIVE IN OF LITTLE ROCK (ASHER) PARTNERSHIP
SONIC DRIVE IN OF LINDALE, TEXAS PARTNERSHIP
SONIC DRIVE IN OF LITTLE ROCK, ARKANSAS (WESTHAVEN DRIVE) PARTNERSHIP
SONIC DRIVE IN OF MINDEN, LOUISIANA
SONIC DRIVE IN OF MONROE, LOUISIANA (#1) PARTNERSHIP
SONIC DRIVE IN OF MARYVILLE, MISSOURI
SONIC DRIVE IN OF MINEOLA, TEXAS PARTNERSHIP
SONIC DRIVE IN OF MOANROE, LOUISIANA (#2) PARTNERSHIP
SONIC DRIVE IN OF MANSFIELD, LOUISANA PARTNERSHIP
SONIC DRIVE IN OF MOUNTAIN GROVE, MISSOURI
SONIC DRIVE IN OF MONROE, LOUISIANA (MARTIN LUTHER) PARTNERSHIP
SONIC DRIVE IN OF MONROE, LOUISIANA (STERLINGTON ROAD) PARTNERSHIP
SONIC DRIVE IN OF MAUMELLE PARTNERSHIP
SONIC DRIVE IN OF MARIANNA, FLORIDA PARTNERSHIP
SONIC DRIVE IN OF MISSOURI CITY, TEXAS PARTNERSHIP
SONIC DRIVE IN, NORTHWEST OKC
SONIC DRIVE IN OF NEWPORT, ARKANSAS PARTNERSHIP
SONIC DRIVE IN OF NEWCASTLE, OKLAHOMA PARTNERSHIP
SONIC DRIVE IN OF NORMAN, OKLAHOMA (EAST LINDSEY) PARTNERSHIP

Annex A-2

SONIC DRIVE IN OF NORMAN, OKLAHOMA (24TH AVENUE) PARTNERSHIP
SONIC DRIVE IN OF NORMAN, OKLAHOMA (PORTER) PARTNERSHIP
SONIC DRIVE IN OF NORMAN, OKLAHOMA (WEST LINDSEY) PARTNERS
SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (19TH & MACARTHUR)
SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA ( 50th & MACARTHUR)
SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (NW 63RD STREET) PARTNERSHIP
SONIC DRIVE IN OF OKLAHOMA CITY (N.W. 23RD)
SONIC DRIVE IN OF OLATHE, KANSAS
SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA ( SE 29TH)
SONIC DRIVE IN OF OZARK, MISSOURI
SONIC DRIVE IN OF OLATHE, KANSAS #2 (SANTA FE)
SONIC DRIVE IN OF OKLAHOMA CITY (119TH & S WESTERN)
SDI OF PARAGOULD, ARKANSAS (KINGS HWY) PARTNERSHIP
SONIC DRIVE IN OF PORT ARTHUR, TEXAS (MEMORIAL) PARTNERSHIP
SONIC DRIVE IN OF PANAMA CITY, FLORIDA
SONIC DRIVE IN OF PENSACOLA, FLORIDA (9TH AVENUE) PARTNERSHIP
SDI OF PRATTVILLE, ALABAMA (E. MAIN) PARTNERSHIP
SONIC DRIVE IN OF RICHMOND, TEXAS PARTNERSHIP
SONIC DRIVE IN OF RAYTOWN, MISSOURI GENERAL PARTNERSHIP
SONIC DRIVE IN OF ROLLA, MISSOURI
SONIC DRIVE IN OF OKLAHOMA CITY, OKLAHOMA (S.W. 29TH) PARTNERSHIP
SDI OF SPRINGFIELD, MISSOURI #2 PARTNERSHIP
SONIC DRIVE IN OF SALEM, MISSOURI
SONIC DRIVE IN OF SUGAR CREEK, MISSOURI
SONIC DRIVE IN OF ST. JOSEPH, MISSOURI #1 PARTNERSHIP
SONIC DRIVE IN OF SHREVEPORT, LOUISIANA (BERT KOUNS)
SONIC DRIVE IN OF SHREVEPORT, LOUISIANA (WEST 70TH)
SONIC DRIVE IN OF SHREVEPORT, LOUISIANA (EAST 70TH)
SDI OF SPRINGFIELD, MISSOURI (GLENSTONE) PARTNERSHIP
SONIC DRIVE IN OF ST. JOSEPH, MISSOURI #2 PARTNERSHIP
SONIC DRIVE IN OF SHERWOOD, ARKANSAS PARTNERSHIP
SDI OF SPRINGFIELD, MISSOURI (S. CAMPBELL) PARTNERSHIP
SONIC DRIVE IN OF SULLIVAN, MISSOURI PARTNERSHIP
SONIC DRIVE IN #959, TOMBALL, TEXAS T038
SONIC DRIVE IN OF TUTTLE, OKLAHOMA
SDI OF TAZEWELL, VIRGINIA PARTNERSHIP
SONIC DRIVE IN OF WATONGA, OKLAHOMA PARTNERSHIP
SONIC DRIVE IN OF WEST MONROE, LOUISIANA PARTNERSHIP
SONIC DRIVE IN OF WALNUT RIDGE PARTNERSHIP

Annex A-3

SONIC DRIVE IN OF WINNFIELD, LOUISIANA PARTNERSHIP
SONIC DRIVE IN OF WEST MONROE, LOUISIANA (THOMAS ROAD WEST) PARTNERSHIP
SONIC DRIVE IN OF WASHINGTON, MISSOURI GENERAL PARTNERSHIP
SDI OF GADSDEN, ALABAMA (MEIGHAN) PARTNERSHIP
SONIC DRIVE IN OF MONTGOMERY, ALABAMA (BELL AND VAUGHN) PARTNERSHIP
SONIC DRIVE IN OF PENSACOLA, FLORIDA (NAVY BLVD.) PARTNERSHIP
SONIC DRIVE IN OF SPRINGFIELD, MISSOURI (WEST SUNSHINE) PARTNERSHIP
SONIC DRIVE IN OF HOUSTON, TEXAS (DAIRY ASHFORD) PARTNERSHIP
SDI OF MONTGOMERY, ALABAMA (MCGEHEE) PARTNERSHIP
SONIC DRIVE IN OF MONTGOMERY, ALABAMA (ATLANTA HIGHWAY) PARTNERSHIP
SDI OF PANAMA CITY BEACH, FLORIDA (THOMAS DRIVE) PARTNERSHIP
SDI OF MARY ESTHER, FLORIDA PARTNERSHIP
SDI OF WEBSTER, TEXAS PARTNERSHIP
SDI OF DANVILLE, KENTUCKY (BAUGHMAN) PARTNERSHIP
SDI OF DALLAS, TEXAS (WHEATLAND ROAD) PARTNERSHIP
SDI OF DALLAS, TEXAS (SPRING VALLEY) PARTNERSHIP
SDI OF LEXINGTON, KENTUCKY PARTNERSHIP
SDI OF MILTON, FLORIDA PARTNERSHIP
SDI OF MUSCLE SHOALS, ALABAMA PARTNERSHIP
SDI OF SHALIMAR, FLORIDA (EGLIN PARKWAY) PARTNERSHIP
SDI OF UNION, MISSOURI PARTNERSHIP
SDI OF WINNSBORO, TEXAS PARTNERSHIP
SDI OF HOUSTON, TEXAS (BISSONETT) PARTNERSHIP
SDI OF HOUSTON, TEXAS (WESTHEIMER) PARTNERSHIP
SDI OF KATY, TEXAS (MASON RD.) PARTNERSHIP
SDI OF GEORGETOWN, KENTUCKY (LEXINGTON) PARTNERSHIP
SDI OF ATHENS, ALABAMA PARTNERSHIP
SDI OF HOUSTON, TEXAS (FM 1960) PARTNERSHIP
SDI OF ALEXANDER CITY, ALABAMA PARTNERSHIP
SDI OF SHREVEPORT, LOUISIANA (STEEPLECHASE) PARTNERSHIP
SDI OF COLUMBUS, GEORGIA PARTNERSHIP
SDI OF LAPORTE, TEXAS PARTNERSHIP
SDI OF HUNTSVILLE, ALABAMA (PRATT) PARTNERSHIP
SDI OF NICHOLASVILLE, KENTUCKY PARTNERSHIP
SDI OF OKLAHOMA CITY, OKLAHOMA (N. PENN) PARTNERSHIP
SDI OF OKLAHOMA CITY, OKLAHOMA (N.E. 23RD) PARTNERSHIP
SDI OF OKLAHOMA CITY, OKLAHOMA (S.W. GRAND) PARTNERSHIP
SDI OF DALLAS, TEXAS (GREENVILLE) PARTNERSHIP
SDI OF HOUSTON, TEXAS (N. DURHAM) PARTNERSHIP
SDI OF HOUSTON, TEXAS (CROSSTIMBERS) PARTNERSHIP
SDI OF AUBURN, ALABAMA (DEAN RD.) PARTNERSHIP

Annex A-4

SDI OF GULF BREEZE, FLORIDA PARTNERSHIP
SDI OF LITTLE ROCK, ARKANSAS (RODNEY PARHAM) PARTNERSHIP
SDI OF MADISON, ALABAMA (SULLIVAN) PARTNERSHIP
SDI OF DALLAS, TEXAS (N.W. HIGHWAY) PARTNERSHIP
SDI OF DALLAS, TEXAS (INWOOD ROAD) PARTNERSHIP
SDI OF LITTLE ROCK, ARKANSAS (CANTRELL RD.) PARTNERSHIP
SDI OF WINCHESTER, KENTUCKY PARTNERSHIP
SDI OF BEREA, KENTUCKY PARTNERSHIP
SDI OF COLUMBUS, GEORGIA (EXPRESSWAY) PARTNERSHIP
SDI OF HOUSTON, TEXAS (SAM HOUSTON) PARTNERSHIP
SDI OF HOUSTON, TEXAS (LITTLE YORK #2) PARTNERSHIP
SDI OF HOUSTON, TEXAS ( N. FREEWAY) PARTNERSHIP
SDI OF DALLAS, TEXAS ( N. BUCKNER) PARTNERSHIP
SDI OF WILLS POINT, TEXAS PARTNERSHIP
SDI OF GRAHAM, NORTH CAROLINA PARTNERSHIP
SDI OF RICHARDSON, TEXAS PARTNERSHIP
SDI OF FRANKFORT, KENTUCKY PARTNERSHIP
SDI OF LANETT, ALABAMA PARTNERSHIP
SDI OF OLATHE, KANSAS #3 (BLACKBOB) PARTNERSHIP
SDI OF CYPRESS, TEXAS (LOUETTA) PARTNERSHIP
SDI OF PHENIX CITY, ALABAMA PARTNERSHIP
SDI OF ST JOSEPH, MISSOURI #3 PARTNERSHIP
SDI OF HOUSTON, TEXAS (GULF FREEWAY) PARTNERSHIP
SDI OF FLORENCE, ALABAMA PARTNERSHIP
SDI OF OPELIKA, ALABAMA PARTNERSHIP
SDI OF MOREHEAD, KENTUCKY PARTNERSHIP
SDI OF RICHMOND, KENTUCKY PARTNERSHIP
SDI OF COLUMBUS, GEORGIA (FLOYD) PARTNERSHIP
SDI OF WEST MONROE, LOUISIANA (CYPRESS) PARTNERSHIP
SDI OF RICHMOND, TEXAS (FM359) PARTNERSHIP
SDI OF LEE'S SUMMIT, MISSOURI (LANGSFORD) PARTNERSHIP
SDI OF COLLINSVILLE, VIRGINIA (VIRGINIA) PARTNERSHIP
SDI OF DALLAS, TEXAS (PLANO) PARTNERSHIP
SDI OF ROWLETT, TEXAS (DALROCK ROAD) PARTNERSHIP
SDI OF DALLAS, TEXAS (DAVIS) PARTNERSHIP
SDI OF PARIS, KENTUCKY (REINHOLD) PARTNERSHIP
SDI OF MARTINSVILLE, VIRGINIA (STARLING) PARTNERSHIP
SDI OF DALLAS, TEXAS (3555 FOREST LANE) PARTNERSHIP
SDI OF LAWRENCEBURG, KENTUCKY (CROSSROAD) PARTNERSHIP
SDI OF HOUSTON, TEXAS (13310 WEST LITTLE YORK) PARTNERSHIP
SDI OF DALLAS, TEXAS (12130 INWOOD ROAD) PARTNERSHIP
SDI OF DECATUR, ALABAMA (6TH AVE) PARTNERSHIP
SDI OF SPRINGFIELD, MISSOURI (E REPUBLIC) PARTNERSHIP
SDI OF WICHITA FALLS, TEXAS (TAFT) PARTNERSHIP

Annex A-5

SDI OF HOUSTON, TEXAS (KUYKENDAHL) PARTNERSHIP
SDI OF ALBERTVILLE, ALABAMA (U.S. HIGHWAY) PARTNERSHIP
SDI OF PEARLAND, TEXAS (W BROADWAY) PARTNERSHIP
SDI OF GARLAND, TEXAS (JUPITER) PARTNERSHIP
SDI OF HOUSTON, TEXAS (UVALDE) PARTNERSHIP
SDI OF HOUSTON, TEXAS (HILLCROFT) PARTNERSHIP
SDI OF COOL VALLEY, MISSOURI (S FLORISSANT) PARTNERSHIP
SDI OF SPRINGFIELD, MISSOURI (EAST SUNSHINE) PARTNERSHIP
SDI OF SACHSE, TEXAS (S. HIGHWAY 78) PARTNERSHIP
SDI OF MCKINNEY, TEXAS (ELDORADO) PARTNERSHIP
SDI OF CASSVILLE, MISSOURI (MAIN) PARTNERSHIP
SDI OF WICHITA FALLS, TEXAS (JACKSBORO) PARTNERSHIP
SDI OF PORT ARTHUR, TEXAS (TWIN CITY) PARTNERSHIP
SDI OF LITTLE ROCK, ARKANSAS (MABELVALE) PARTNERSHIP-FORMERLY BASELINE DR
SDI OF HOUSTON, TEXAS (BARKER-CYPRESS) PARTNERSHIP
SDI OF LEAVENWORTH, KANSAS (N. 4TH ) PARTNERSHIP
SDI OF WICHITA FALLS, TEXAS (SHEPPARD) PARTNERSHIP
SDI OF SHREVEPORT, LOUISIANA (KINGS HIGHWAY) PARTNERSHIP
SDI OF OKLAHOMA CITY, OKLAHOMA (N.W EXPRESSWAY) PARTNERSHIP
SDI OF DARDANELLE, ARKANSAS (UNION) PARTNERSHIP
SDI OF GRANDVIEW, MISSOURI (BLUE RIDGE) PARTNERSHIP
SDI OF PERKINS, OKLAHOMA (MAIN) PARTNERSHIP
SDI OF FRIENDSWOOD, TEXAS (FM 528) PARTNERSHIP
SDI OF LITTLE ROCK, ARKANSAS (STAGECOACH) PARTNERSHIP
SDI OF MISSOURI CITY, TEXAS (TEXAS PKWY) PARTNERSHIP
SDI OF KANSAS CITY, MOSSOURI (BLUE RIDGE BLVD.) PARTNERSHIP
SDI OF HOUSTON, TEXAS (9221 WEST RD) PARTNERSHIP
SDI OF LEXINGTON, KENTUCKY (WINCHESTER) PARTNERSHIP
SDI OF LITTLE ROCK, ARKANSAS (BROADWAY) PARTNERSHIP
SDI OF MONTGOMERY,ALABAMA (2025 CARTER HILL RD) PARTNERSHIP
SDI OF LEAGUE CITY, TEXAS (2310 FM 518 EAST) PARTNERSHIP
SDI OF FRISCO, TEXAS (7630 PRESTON RD.) PARTNERSHIP
SDI OF HOUSTON, TX (101 DAIRY ASHFORD STREET) PARTNERSHIP
SDI OF GRAND PRAIRIE, TEXAS (2650 NORTH HIGHWAY 360) PARTNERSHIP
SDI OF MONTGOMERY, ALABAMA (3430 ATLANTA HIGHWAY) PARTNERSHIP
SDI OF DALLAS, TEXAS (3650 FRANKFORD ROAD) PARTNERSHIP
SDI OF NORTH RICHLAND HILLS, TEXAS (GRAPEVINE HWY) PARTNERSHIP
SDI OF BEAUMONT, TEXAS (1040 S. 11TH ST) PARTNERSHIP
SDI OF DALLAS, TEXAS (9613 CLARK ROAD) PARTNERSHIP
SDI OF ARLINGTON, TEXAS (1100 NE GREEN OAKS BLVD) PARTNERSHIP

Annex A-6

SDI OF SPRING, TEXAS (19764 INTERSTATE 45 N) PARTNERSHIP
SDI OF HOUSTON, TEXAS (19625 TOMBALL PKWY), PARTNERSHIP
SDI OF CLARKSVILLE, TEXAS (W MAIN), PARTNERSHIP
SDI OF DALLAS, TEXAS (FERGUSON ROAD), PARTNERSHIP
SDI OF GARLAND, TEXAS (FOREST LANE), PARTNERSHIP
SDI OF GARLAND, TEXAS (W. MILLER RD), PARTNERSHIP
SDI OF GARLAND, TEXAS (BROADWAY BLVD), PARTNERSHIP
SDI OF GARLAND, TEXAS (BELTLINE ROAD), PARTNERSHIP
SDI OF LANCASTER, TEXAS (W PLEASANT RUN), PARTNERSHIP
SDI OF SHERMAN, TEXAS (TEXOMA PARKWAY), PARTNERSHIP
SDI OF WHITEHOUSE, TEXAS PARTNERSHIP
SDI OF DEKALB, TEXAS (NE FRONT STREET), PARTNERSHIP
SDI OF STAFFORD, TEXAS (12260 SW FRWY), PARTNERSHIP
SDI OF HOUSTON, TEXAS (8404 WESTHEIMER RD), PARTNERSHIP
SDI OF HOUSTON, TEXAS (5195 W 34TH ST), PARTNERSHIP
SDI OF DALLAS, TEXAS (10709 AUDELIA ROAD), PARTNERSHIP
SDI OF DALLAS, TEXAS (1330 EMPIRE CENTRAL), PARTNERSHIP
SDI OF DALLAS, TEXAS (8045 FOREST LANE), PARTNERSHIP
SDI OF HOUSTON, TEXAS (16710 CLAY RD), PARTNERSHIP
SDI OF STAFFORD, TEXAS (123 DULLES AVE), PARTNERSHIP
SDI OF GARLAND, TEXAS (CASTLE) PARTNERSHIP
SDI OF HOUSTON, TEXAS (8504 MAIN STREET) PARTNERSHIP
SDI OF NICEVILLE, FLORIDA (HIGHWAY 20), PARTNERSHIP
SDI OF DENVER, COLORADO (1300 S. SHERIDAN BLVD)
SDI OF SALT LAKE CITY, UTAH (7025 SOUTH HIGHLAND DRIVE)
SDI OF VIRGINIA BEACH, VIRGINIA (3581 HOLLAND ROAD)
SDI OF HUMBLE, TEXAS (7102 WILL CLAYTON PKWY) PARTNERSHIP
SDI OF FORT WORTH, TEXAS (CLIFFORD), PARTNERSHIP
SDI OF ARLINGTON, TEXAS (3811 S. COOPER), PARTNERSHIP
SDI OF HOUSTON, TEXAS (11902 BISSONNET ST), PARTNERSHIP
SDI OF PORT ARTHUR, TEXAS (W. PORT ARTHUR ROAD), PARTNERSHIP
SDI OF PRINCETON, TEXAS, PARTNERSHIP
SDI OF WHITE SETTLEMENT, TEXAS (N. CHERRY LANE), PARTNERSHIP
SDI OF MURPHY, TEXAS (109 W. FM 544), PARTNERSHIP
SDI OF HOUSTON, TEXAS (2000 WOLLOWBROOK MALL), PARTNERSHIP
SDI OF ARLINGTON, TEXAS (2121 E. LAMAR BLVD.), PARTNERSHIP
SDI OF DESTIN, FLORIDA (34960 EMERALD COAST PKWY), PARTNERSHIP
SDI OF GARLAND, TEXAS (5020 N. GARLAND AVE), PARTNERSHIP
SDI OF DESOTO, TX (1316 W. BELT LINE), PARTNERSHIP
SDI OF FRIENDSWOOD, TEXAS (BAYBROOK MALL), PARTNERSHIP
SDI OF HOUSTON, TEXAS (7470 BELLFORT) PARTNERSHIP
SDI OF PENSACOLA, FLORIDA (8990 PENSACOLA BLVD), PARTNERSHIP
SDI OF TAMPA, FLORIDA (4411 W. GRANDY BLVD), PARTNERSHIP
SDI OF GARLAND, TEXAS (6202 BROADWAY BLVD.), PARTNERSHIP

Annex A-7

SDI OF CYPRESS, TEXAS (26044 NW FREEWAY), PARTNERSHIP
SDI OF TOMBALL, TEXAS (26020 TOMBALL PKWY), PARTNERSHIP
SDI OF RICHARDSON, TEXAS (605 SOUTH PLANO ROAD), PARTNERSHIP
SDI OF FRIENDSWOOD, TEXAS (18214 GULF FREEWAY), PARTNERSHIP

Annex A-8

EXHIBIT H

LLC GUARANTY

        LLC GUARANTY (this “Guaranty”), dated as of April 23, 2003, made by each of the parties listed on the signature pages hereof (collectively, the “Guarantors”, and each, a “Guarantor”), in favor of the Guarantied Parties referred to below.

W I T N E S S E T H:

        WHEREAS, Sonic Corp., a Delaware corporation (the “Borrower”), has entered into a Credit Agreement, dated as of April 23, 2003, among the Lenders party thereto, and Bank of America, N.A., as the Administrative Agent and L/C Issuer (hereinafter, the “Administrative Agent”) for the Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”, and capitalized terms not defined herein but defined therein being used herein as therein defined); and

        WHEREAS, the Borrower and each of the Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to the Borrower and the Guarantors, and the Guarantors will derive direct and indirect economic benefit from the Loans and Letters of Credit under the Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make Loans and issue Letters of Credit under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty; and

        WHEREAS, the Lenders, the Administrative Agent, any Affiliate of any Lender entering into a Swap Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with the Borrower or any Affiliate of the Borrower and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document are herein referred to as the “Guarantied Parties”;

        NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Loans and issue Letters of Credit the Guarantors hereby agree as follows:

        SECTION 1. Guaranty. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all out-of-pocket expenses (including, without limitation, expenses and counsel fees and expenses of the Administrative Agent and the Lenders) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty and (c) all present and future amounts that would become due but for the operation of any provision of Debtor Relief Laws, and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b) and (c) immediately above being herein referred to as the “Guarantied Obligations”). Upon failure of the Borrower to pay any of the Guarantied Obligations when due

1

after the giving by the Administrative Agent and/or the Lenders of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement and other Loan Documents (whether at stated maturity, by acceleration or otherwise), the Guarantors hereby further jointly and severally agree to promptly pay the same after the Guarantors’ receipt of notice from the Administrative Agent of the Borrower’s failure to pay the same, without any other demand or notice whatsoever, including without limitation, any notice having been given to any Guarantor of either the acceptance by the Guarantied Parties of this Guaranty or the creation or incurrence of any of the Obligations. This Guaranty is an absolute guaranty of payment and performance of the Guarantied Obligations and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any Loan Party, or to enforce any rights against any collateral. Notwithstanding anything herein or in any other Loan Document to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if, as a result of applicable law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of Bankruptcy Code or any applicable provisions of comparable state law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor under this Section 1 would otherwise, after giving effect to (a) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable requirements of Law, (ii) Section 10 hereof or (iii) any other contractual obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

        SECTION 2. Guaranty Absolute. Each Guarantor guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

        (a)      any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Guarantied Obligations;

2

        (b)      any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

        (c)      any exchange, release or non-perfection of any Lien on any Collateral for, or any release of any other Loan Party or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;

        (d)      the absence of any attempt to collect any of the Guarantied Obligations from the Borrower or from any other Loan Party or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

        (e)      any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document;

        (f)      the election by any of the Guarantied Parties in any proceeding under any Debtor Relief Law;

        (g)      any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under any Debtor Relief Law; or

        (h)      any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any Guarantor other than payment or performance of the Obligations.

        SECTION 3. Waiver.

        (a)      Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Person, (D) except as otherwise provided herein, protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that demand be made on the Borrower or any other Person as a condition precedent to such Guarantor’s obligations hereunder), (G) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Borrower or any other Guarantor or Person, (H) any defense based upon an election of remedies by any Guarantied Party, or (I) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2 hereof; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except (i) by complete payment and performance of the Guarantied Obligations and any other

3

obligations of such Guarantor contained herein or (ii) as to any Guarantor, upon the sale or other disposition of all of the Stock of such Guarantor as permitted under the Credit Agreement.

        (b)      If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any Applicable Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein.

        (c)      In the event any of the Guarantied Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or under any of the Loan Documents, to the extent not prohibited by Applicable Law, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations.

        (d)      Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Administrative Agent is prevented from taking any action to realize on the Collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

        (e)      Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise any Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

        (f)      Each Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

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        SECTION 4. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guarantied Parties that the representations and warranties set forth in Article 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and the Guarantied Parties shall be entitled to rely on each of them as if they were fully set forth herein.

        SECTION 5. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Lenders (or by all the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 10.02 of the Credit Agreement, provided that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower.

        SECTION 7. No Waiver; Remedies.

        (a)      No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Documents.

        (b)      No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made provided that the Borrower was so a party.

        SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of each Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guarantied Party shall promptly notify such Guarantor and the Borrower after such set-off and

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the application made by such Guarantied Party. The rights of each Guarantied Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

        SECTION 9. Continuing Guaranty; Transfer of Notes. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the Release Date, (ii) be binding upon each Guarantor, its permitted successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, permitted transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer any Note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.07 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of the Lenders as set forth in the Credit Agreement.

        SECTION 10. Reimbursement. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and the Letters of Credit and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Notwithstanding anything to the contrary, each Guarantor agrees that the Guarantied Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing its guaranty herein or effecting the rights and remedies of the Guarantied Parties hereunder. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Guarantied Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.

        SECTION 11. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Obligations or such part thereof, whether as a “voidable preference,”“fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent

6

permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        SECTION 12. GOVERNING LAW.

        (a)      THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF OKLAHOMA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b)      ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF OKLAHOMA SITTING IN OKLAHOMA COUNTY, OKLAHOMA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF OKLAHOMA LOCATED IN OKLAHOMA CITY, OKLAHOMA COUNTY, OKLAHOMA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GUARANTOR, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        SECTION 13. Waiver of Jury Trial. EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        SECTION 14. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

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        SECTION 15. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

        SECTION 16. Miscellaneous. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

        SECTION 17. Subrogation and Subordination.

        (a)     Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrower or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 17 is knowingly made in contemplation of such benefits.

        (b)     Subordination. All debt and other liabilities of the Borrower to any Guarantor (“Borrower Debt”) are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

        (i)       Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

        (ii)       Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantors and the Guarantors may request, demand, accept and receive and retain from the Borrower payments, credits or reductions of all or any part of the amounts owing under the Borrower Debt or any security therefor on the Borrower Debt, provided that the Borrower’s right to pay and the Guarantors’ right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of a Default or (B) if, after taking into account the effect of such

8

payment, a Default would occur and be continuing. The Guarantors’ right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Default which was the basis of such suspension has been cured or waived (provided that no subsequent Default has occurred) or such earlier date, if any, as the Administrative Agent gives notice to the Guarantors of reinstatement by the Required Lenders, in the Required Lenders’ sole discretion;

        (iii)       If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent; and

        (iv)       In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against the Borrower (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the Bankruptcy Code, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the payment in full of the Obligations on the Maturity Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower’s obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Obligations.

        SECTION 18. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guarantied Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guarantied Party, a fully-matured, due, and payable obligation of such Guarantor to such Guarantied Party (without regard to whether the Borrower is then in default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by the Borrower to such Guarantied Party), payable in full by such Guarantor to such Guarantied Party upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

        SECTION 19. Rate Provision. It is not the intention of any Guarantied Party to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guarantied Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance the Administrative Agent or any Guarantied Party shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied to the reduction of the

9

principal amount of outstanding Loans, L/C Borrowings and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, the Guarantors and the Guarantied Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Guarantied Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guarantied Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

        SECTION 20. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 21. Guaranty Supplement. Any Subsidiary of the Borrower which becomes a party hereto after the date hereof pursuant to Section 6.12 of the Credit Agreement and a Guaranty Supplement shall be bound by all of the terms and provisions of this Guaranty, and shall be a “Guarantor” for all purposes of this Guaranty, the Credit Agreement and the other Loan Documents.

        SECTION 22. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS. OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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        IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

EACH OF THE LIMITED LIABILITY COMPANIES SPECIFIED IN ANNEX A HERETO

By:	Sonic Restaurants, Inc., Sole Manager of each such limited liability company

By:	Name: Title:

ADDRESS FOR NOTICES:

101 Park Avenue
Oklahoma City, Oklahoma 73102
Fax No.:        (405) 280-7516
Phone No.:   (405) 280-7654
Attention:     Chief Financial Officer

11

GUARANTY SUPPLEMENT

(LLC Guaranty)

To the Lenders under the
Credit Agreement (defined below)

Ladies and Gentlemen:

        Sonic Corp., the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer entered into that certain Credit Agreement, dated as of April 23, 2003 (said Credit Agreement, as amended, modified and supplemented, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning given to them in the Credit Agreement). Pursuant to Section 6.12 of the Credit Agreement, the undersigned, ___________________________________, a limited liability company organized under the laws of the __________________ (the “Additional Guarantor”) desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the LLC Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the LLC Guaranty for the obligations of the Borrower under the Credit Agreement to the extent and in the manner set forth in the LLC Guaranty.

        The undersigned is the duly elected office of Sonic Restaurants, Inc., sole manager of the Additional Guarantor, a Subsidiary of the Borrower, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence consent to and acknowledgment and approval of the terms set forth herein and in the LLC Guaranty. The Additional Guarantor represents and warrants that the representations and warranties set forth in Section 4 of the LLC Guaranty as to the Additional Guarantor are true and correct on and as of the date hereof.

        Upon execution of this Guaranty Supplement, the LLC Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the LLC Guaranty, the Credit Agreement and the other Loan Documents are hereby ratified, confirmed and approved in all respects.

        Any and all notices, requests, certificates and other instruments may refer to the Credit Agreement and the LLC Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Exhibit A-1

      Dated: _____________________, 20___.

[NAME OF ADDITIONAL GUARANTOR]

By:	Sonic Restaurants, Inc., Sole Manager of Additional Guarantor

By:	Name: Title:

Exhibit A-2

Annex A - LLC Guaranty

Limited Liability Companies
SDI OF CLINTON, TENNESSEE L.C
SDI OF KNOXVILLE, TENNESSEE (MAYNARDVILLE), L.L.C. (FORMERLY HALLS, TN)
SDI OF LAFOLLETTE, TENNESSEE L.L.C
SDI OF MARYVILLE, TENNESSEE (E. BROADWAY) L.C
SDI OF MARYVILLE, TENNESSEE (FOOTHILLS) L.C
SDI OF OAK RIDGE, TENNESSEE L.C
SDI OF KNOXVILLE, TENNESSEE (BROADWAY) L.C
SDI OF KNOXVILLE, TENNESSEE (CEDAR) L.C
SDI OF CHRISTIANSBURG, VIRGINIA L.C
SDI OF PULASKI, VIRGINIA L.C
SDI OF WYTHEVILLE, VIRGINIA L.C
SDI OF RADFORD, VIRGINIA L.C
SDI OF BRISTOL, TENNESSEE L.C
SDI OF ELIZABETHTON, TENNESSEE L.C
SDI OF JOHNSON CITY, TENNESSEE (N. ROAN) L.C
SDI OF JOHNSON CITY, TENNESSEE (MARKET) L.C
SKI OF KINGSPORT, TENNESSEE L.C
SDI OF ERWIN, TENNESSEE L.C
SDI OF KNOXVILLE, TENNESSEE (CHAPMAN HWY.), L.C
SDI OF KNOXVILLE, TENNESSEE (KINGSTON), L.C
SDI OF GREENEVILLE, TENNESSEE, L.C
SDI OF MORRISTOWN, TENNESSEE (JOHNSON HWY.), L.C
SDI OF MORRISTOWN, TENNESSEE (CUMBERLAND), L.C
SDI OF SEVIERVILLE, TENNESSEE, L.C
SDI OF WHITE PINE, TENNESSEE, L.C
SDI OF LOUDON, TENNESSEE, L.C
SDI OF ROGERSVILLE, TENNESSEE, L.C
SDI OF KINGSTON, TENNESSEE, L.C
SDI OF KNOXVILLE, TENNESSEE (5722 KINGSTON PIKE), L.C. (FORMERLY GORE RD.)
SDI OF CHATTANOOGA, TENNESSEE, L.C
SDI OF DALTON, GEORGIA, L.C
SDI OF KNOXVILLE, TENNESSEE (5101 N BROADWAY), L.C
SDI OF CHATTANOOGA, TENNESSEE (HIXON PIKE), L.C
SDI OF BRISTON, VIRGINIA (OLD AIRPORT), L.L.C
SDI OF MARION, VIRGINIA (N. MAIN), L.L.C
SDI OF CHATSWORTH, GEORGIA (THIRD), L.L.C
SDI OF NEWPORT, TENNESSEE (BROADWAY), L.L.C
SDI OF DALLAS, TEXAS (GARLAND ROAD), L.L.C
SDI OF MARYVILLE, TENNESSEE (LAMAR ALEXANDER), L.L.C
SDI OF KNOXVILLE, TENNESSEE (OAKRIDGE), L.L.C

Annex A-1

SDI OF HUNTSVILLE, ALABAMA (11606 MEMORIAL), L.L.C
SDI OF EDGEWATER, COLORADO (SHERIDAN) L.L.C
SDI OF ENGLAND, ARKANSAS (FORDYCE), L.L.C
SDI OF WARR ACRES, OKLAHOMA (5750 NW EXPRESSWAY), L.L.C
SDI OF MADISON, ALABAMA (7871 HIGHWAY 72 WEST), L.L.C
SDI OF CHATTANOOGA, TENNESSEE (7420 E. BRAINERD), L.L.C
SDI OF MCLOUD, OKLAHOMA (BROADWAY), L.L.C
SDI OF KANSAS CITY, MISSOURI (BANNISTER), L.L.C
SDI OF SPRINGFIELD, MO (2605 W REPUBLIC), L.L.C
SDI OF PENSACOLA, FLORIDA (1719 E NINE MILE RD) L.L.C
SDI OF KNOXVILLE, TENNESSEE (4470 WESTERN), L.L.C
SDI OF SHERWOOD, ARKANSAS (KIEHEL), L.L.C
SDI OF KINGSPORT, TENNESSEE (3845 FORT HENRY), L.L.C
SDI OF OLATHE, KANSAS (E 119TH STREET), L.L.C
SDI OF SHERWOOD, ARKANSAS (8601 HIGHWAY 107), L.L.C
SDI OF LEXINGTON, KY (E. NEW CIRCLE ROAD), L.L.C
SDI OF LAFAYETTE, COLORADO (WANEKA), L.L.C
SDI OF OKLAHOMA CITY, OKLAHOMA (5901 W. RENO), L.L.C
SDI OF CARLISLE, ARKANSAS (N. BANKHEAD), L.L.C
SDI OF DENVER, COLORADO (2720 W ALAMEDA), L.L.C
SDI OF ONEIDA, TENNESSEE (N ALBERTA), L.L.C
SDI OF WARTBURG, TENNESSEE (MORGAN COUNTY HWY), L.L.C
SDI OF HUNTSVILLE, ALABAMA (JORDAN LANE, NW), L.L.C
SDI OF BRISTOL, TENNESSEE (2709 W STATE STREET), L.L.C
SDI OF MONTGOMERY, ALABAMA (1901 COLISEUM BLVD), L.L.C
SDI OF NICHOLASVILLE, KENTUCKY (120 BELLERIVE BOULEVARD), L.L.C
SDI OF BELLEVUE, NEBRASKA (CORNHUSKER), L.L.C
SONIC DRIVE- IN OF BIXBY, OK, L.L.C
SONIC DRIVE- IN OF BROKEN ARROW, GARNETT, L.L.C
SONIC DRIVE- IN, CATOOSA, OKLAHOMA, L.L.C
SONIC DRIVE- IN, SAND SPRINGS, OKLAHOMA, L.L.C
SONIC DRIVE- IN, TULSA, S. UTICA, L.L.C
SONIC DRIVE- IN, TULSA, 59TH & LEWIS, L.L.C
SONIC DRIVE- IN, TULSA, 129TH E. AVENUE, L.L.C
SONIC DRIVE- IN, TULSA, E. 31ST STREET, L.L.C
SONIC DRIVE- IN, TULSA, S. HARVARD, L.L.C
SONIC DRIVE- IN, WAGONER, OK, L.L.C
SONIC DRIVE- IN, BROKEN ARROW, OK, L.L.C
SONIC DRIVE- IN, BROKEN ARROW, W. NEW ORLEANS, L.L.C
SONIC DRIVE- IN, BROKEN ARROW, E. KENOSHA, L.L.C
SONIC DRIVE- IN, CLEVELAND, OKLAHOMA, L.L.C
SONIC DRIVE- IN, CHOCTAW, OK, L.L.C
SONIC DRIVE- IN, DRUMRIGHT, OKLAHOMA, L.L.C
SONIC DRIVE- IN OF JENKS, L.L.C

Annex A-2

SONIC DRIVE- IN, MUSKOGEE, OKMULGEE ST., L.L.C
SONIC DRIVE- IN, MUSKOGEE, YORK, L.L.C
SONIC DRIVE- IN OF OWASSO, L.L.C
SONIC DRIVE- IN, SAPULPA, L.L.C
SONIC DRIVE- IN OF WESTBANK, L.L.C
SONIC DRIVE- IN, TULSA E. 71ST STREET, L.L.C
SONIC DRIVE- IN, TULSA, E. 91ST STREET, L.L.C
SONIC DRIVE- IN, TULSA, 11TH STREET, L.L.C
SONIC DRIVE- IN, TULSA, HYDE PARK, L.L.C
SONIC DRIVE- IN, TULSA, LEWIS, L.L.C
SONIC DRIVE- IN, TULSA, 16TH STREET, L.L.C
SONIC DRIVE- IN, TULSA, 51ST STREET, L.L.C
SONIC DRIVE- IN, TULSA, BROOKSIDE, L.L.C
SONIC DRIVE- IN, TULSA, HUNTERS GLEN, L.L.C
SONIC DRIVE- IN, GLENPOOL, L.L.C
SONIC DRIVE- IN, TULSA, UNION, L.L.C
SONIC DRIVE- IN, MUSKOGEE, CHANDLER, L.L.C
SONIC DRIVE- IN, CHOUTEAU, L.L.C
SDI OF COLUMBUS, GEORGIA (5586 MILGEN ROAD), L.L.C
SDI OF VIRGINIA BEACH, VIRGINIA (WESLEYAN), L.L.C
SDI OF FLORENCE, ALABAMA (2841 FLORENCE BLVD.), L.L.C
SDI OF SALEM, VIRGINIA (830 W. MAIN STREET), L.L.C
SDI OF GOLDEN, COLORADO (17191 S. GOLDEN), L.L.C
SDI OF MIDVALE, UTAH (FORT UNION), L.L.C
SDI OF OLATHE, KANSAS (13730 S. BLACKBOB RD), L.L.C
SDI OF KANSAS CITY, MISSOURI (1214 EMANUEL CLEAVER II BLVD), L.L.C
SDI OF SANDY, UTAH (STATE), L.L.C
SDI OF OVERLAND, MISSOURI (PAGE), L.L.C
SDI OF TULSA, OK (S. MEMORIAL DRIVE), L.L.C
SDI OF LITTLE ROCK, ARKANSAS (ARCH STREET PIKE), L.L.C
SDI OF CHESAPEAKE, VIRGINIA (BATTLEFIELD BLVD NORTH), L.L.C
SDI OF RAYTOWN, MISSOURI (9014 E 350 HWY), L.L.C
SDI OF OVERLAND PARK, KANSAS (13485 SWITZER RD) L.L.C
SDI OF KANSAS CITY, MISSOURI (822 WESTPORT RD) L.L.C
SDI OF VIRGINIA BEACH, VIRGINIA (NIMMO PKWY), L.L.C
SDI OF DALTON, GEORGIA (1369 W WALNUT AVE), L.L.C
SDI OF FLORISSANT, MISSOURI (LINDBERGH), L.L.C
SDI OF OKLAHOMA CITY, OKLAHOMA (7640 N. MAY), L.L.C
SDI OF ST. PETERS, MISSOURI (MID RIVERS MALL), L.L.C
SDI OF OMAHA, NEBRASKA (5214 N. 30TH), L.L.C
SDI OF OKLAHOMA CITY, OKLAHOMA (5625 N WESTERN AVE), L.L.C
SDI OF TULSA, OKLAHOMA (10901 E. 41ST STREET), L.L.C
SDI OF SUGARLAND, TEXAS (11511 S HWY 6), PARTNERSHIP
SDI OF EL DORADO, KANSAS (WEST CENTRAL), L.L.C

Annex A-3

SDI OF HUTCHINSON, KANSAS (EAST 4TH), L.L.C
SDI OF HAYESNILLE, KANSAS (EAST GRAND), L.L.C
SDI OF KINGMAN, KANSAS (EAST AVENUE), L.L.C
SDI OF MCPHERSON, KANSAS (EAST KANSAS), L.L.C
SDI OF MULVANE, KANSAS (SE LOUIS), L.L.C
SDI OF PARK CITY, KANSAS (BROADWAY), L.L.C
SDI OF WICHITA, KANSAS (S. WEST STREET), L.L.C
SDI OF WICHITA, KANSAS (S. OLIVER), L.L.C
SDI OF WICHITA, KANSAS (N. BROADWAY), L.L.C
SDI OF WICHITA, KANSAS (S. SENECA), L.L.C
SDI OF WICHITA, KANSAS (E. HARRY), L.L.C
SDI OF WICHITA, KANSAS (N. WOODLAWN), L.L.C
SDI OF WICHITA, KANSAS (W. PAWNEE), L.L.C
SDI OF WICHITA, KANSAS (E. CENTRAL), L.L.C
SDI OF WICHITA, KANSAS (S. BROADWAY), L.L.C
SDI OF WICHITA, KANSAS (W. 21ST), L.L.C
SDI OF GODDARD, KANSAS (W. HIGHWAY 54), L.L.C
SDI OF ROSEHILL, KANSAS, L.L.C
SDI OF ANDOVER, KANSAS, L.L.C
SDI OF HUTCHINSON, KANSAS (E. 30TH), L.L.C
SDI OF WICHITA, KANSAS (W. MAPLE), L.L.C
SDI OF HESSTON, KANSAS (E. LINCOLN), L.L.C
SDI OF ROANOKE, VIRGINIA (3755 BRAMBLETON AVE),L.L.C
SDI OF MONROE, LOUISIANA (4207 PECANLAND),L.L.C
SDI OF DANDRIDGE, TENNESSEE (HIGHWAY 92 S), L.L.C
SDI OF DENVER, COLORADO (2611 S. BROADWAY), L.L.C
SDI OF DRAPER, UTAH (267 E. 12300 SOUTH), L.L.C
SDI OF CHESTERFIELD, MISSOURI (CHESTERFIELD AIRPORT ROAD), L.L.C
SDI OF TULSA, OKLAHOMA (7021 S. MEMORIAL DRIVE), L.L.C
SDI OF ST. LOUIS, MISSOURI (85 S. COUNTY CENTER WAY), L.L.C
SDI OF AUBURN, ALABAMA (1703 S. COLLEGE), L.L.C
SDI OF OMAHA, NEBRASKA (14598 W. MAPLE), L.L.C
SDI OF SAINT LOUIS, MISSOURI (44 W. COUNTY CENTER), L.L.C
SDI OF OKLAHOMA CITY, OKLAHOMA (1901 NW EXPRESSWAY), L.L.C
SDI OF LEXINGTON, KENTUCKY (3401 NICHOLASVILLE), L.L.C
SDI OF BRECKENRIDGE HILLS, MISSOURI (9760 SAINT CHARLES ROCK), L.L.C
SDI OF OMAHA, NEBRASKA (S. 108TH), L.L.C
SDI OF ARVADA, COLORADO (SHERIDAN BLVD), L.L.C
SDI OF SALT LAKE CITY, UTAH (85 E. 1300 S.), L.L.C
SDI OF CHESAPEAKE, VIRGINIA (969 PROVIDENCE RD), L.L.C
SDI OF KNOXVILLE, TENNESSEE (2742 SCHAAD RD.), L.L.C
SDI OF GRAVEL RIDGE, ARKANSAS (HIGHWAY 107), L.L.C
SDI OF CHATTANOOGA, TENNESSEE (4407 HIGHWAY 58), L.L.C
SDI OF TULSA, OKLAHOMA (1919 S. MEMORIAL DR), L.L.C

Annex A-4

SDI OF WICHITA, KANSAS (355 S. GREENWICH RD.), L.L.C

Annex A-5